Exhibit 10.1

Execution Version

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 10, 2025, by and among HERCULES FUNDING IV LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), GOLDMAN SACHS BANK USA, as a Lender and a Joint Lead Arranger, AUTOBAHN FUNDING COMPANY LLC, as a Lender and a Documentation Agent, CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, as a Lender and a Documentation Agent, and MUFG BANK, LTD. (“MUFG”), as the administrative agent for the Lenders (in such capacity, “Agent”), as a Lender, the Swingline Lender, a Joint Lead Arranger and the Sole Bookrunner, with reference to the following facts, which shall be construed as part of this Amendment:

RECITALS

A. Borrower, Lenders and MUFG, as administrative agent for the Lenders, have entered into that certain Loan and Security Agreement, dated as of February 20, 2020 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of June 18, 2021, by and among the Borrower, MUFG Union Bank, N.A. and the Lenders party thereto, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of June 10, 2022, by and among the Borrower, MUFG Union Bank, N.A., MUFG and the Lenders party thereto, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of January 13, 2023, by and among the Borrower, MUFG Union Bank, N.A., MUFG and the Lenders party thereto and as further amended, restated, supplemented, replaced, renewed or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”, as amended by this Amendment and as may be further amended, restated, supplemented, replaced, renewed or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders and Agent are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein.

B. Borrower has requested that Lenders and Agent agree to amend certain provisions of the Existing Loan Agreement, subject to the terms and conditions set forth herein.

C. Lenders and Agent are willing to amend certain provisions of the Existing Loan Agreement, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

SECTION 2. Amendments to Loan Agreement.

(a) As of the date hereof, the Existing Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A attached hereto.

(b) As of the date hereof, Schedule C-1 of the Existing Loan Agreement is hereby amended and restated in its entirety as set forth in Annex B attached hereto.

(c) As of the date hereof, Exhibit B-1 of the Existing Loan Agreement is hereby amended and restated in its entirety as set forth in Annex C attached hereto.

(d) As of the date hereof, Exhibit C-1 of the Existing Loan Agreement is hereby amended and restated in its entirety as set forth in Annex D attached hereto

SECTION 3. Conditions Precedent. Notwithstanding any other provision of this Amendment, this Amendment shall be of no force or effect, and Lenders and Agent shall not have any obligations hereunder, unless and until each of the following conditions have been satisfied (such date, the “Fourth Amendment Effective Date”):

(a) Agent shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented on or prior to the date hereof, certified by an Authorized Officer of Borrower.

(b) Agent shall have received certificates of status on or before the date hereof with respect to Borrower issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction.

(c) Agent and counsel to Agent shall have received executed copies of the written enforceability, corporate, and continued perfection opinions of Dechert LLP, counsel for Borrower, as to such matters as Agent may reasonably request, dated as of the date hereof and otherwise in form and substance reasonably satisfactory to Agent (and Borrower hereby instructs such counsel to deliver such opinions to Agent and Lenders).

(d) There shall exist no Default or Event of Default both prior to and on the Fourth Amendment Effective Date.

(e) The Borrower shall have paid, by wire transfer of immediately available funds, all costs, fees and expenses required to be paid or reimbursed on the Fourth Amendment Effective Date pursuant to this Amendment, the Fee Letter, the Loan Agreement or as otherwise agreed by the parties hereto (and, in the case of costs and expenses, to the extent invoiced on or prior to the Fourth Amendment Effective Date), including the reasonable and documented fees, disbursements and charges of DLA Piper LLP (US), counsel to the Agent; provided that, notwithstanding anything to the contrary contained herein, such amounts owed to DLA Piper LLP (US) shall not be in excess of the Fourth Amendment Fee Cap.

2

(f) All legal matters incidental to the transactions contemplated hereby shall be completed in a manner reasonably satisfactory to counsel for Agent.

SECTION 4. Representations and Warranties Regarding Loan Agreement. Borrower hereby represents and warrants to the Lenders and Agent as of the date hereof that:

(a) the representations and warranties contained in the Loan Agreement and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent that any representations and warranties are qualified by materiality, in which case, such representations or warranties shall be true and correct in all respects, (ii) to the extent specifically made with regard to a particular date, and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lender Group;

(b) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

(c) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by Borrower, and this Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(d) the execution, delivery and performance of this Amendment do not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower.

SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

SECTION 6. Costs and Expenses. Borrower hereby affirms its obligation under the Loan Agreement to reimburse Agent for all Lender Group Expenses paid or incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and expenses of attorneys for Agent with respect thereto, in each case in accordance with Section 17.8 of the Loan Agreement; provided, however, that the reasonable and documented out-of-pocket fees and expenses of DLA Piper LLP (US) incurred in connection with this Amendment and the transactions contemplated herewith shall not exceed $150,000 in the aggregate (the “Fourth Amendment Fee Cap”).

3

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents.

(a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent, and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Borrower confirms that all of its obligations under the Loan Documents (as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Borrower further confirms that the term “Obligations”, as used in the Loan Agreement, shall include all Obligations of Borrower under the Loan Agreement, and each other Loan Document. Borrower further confirms its pledges, grants of security interests or other similar rights or obligations (if any), as applicable, under each of the Loan Documents to which it is party remain in full force and effect. Without limiting the generality of the foregoing, the Borrower further agrees (A) that any reference to “Obligations” contained in any Loan Document shall include, without limitation, the “Obligations” as such term is defined in the Loan Agreement, as amended hereby, (B) that the related guarantees, pledges and grants of security interests contained in such Loan Documents shall include and extend to such Obligations and (C) each Lender party hereto shall be deemed to be a “Lender” for all purposes of the Loan Agreement and the other Loan Documents.

(c) Execution of this Amendment by the Lenders and Agent (i) shall not constitute a waiver of any Default or Event of Default that may currently exist or hereafter arise under the Loan Agreement, (ii) shall not impair, restrict or limit any right or remedy of the Lenders or Agent with respect to any Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iii) shall not constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Lenders and Agent under the Loan Agreement or any of the other Loan Documents.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

[Remainder of page intentionally left blank with signature pages immediately to follow]

4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Loan Agreement as of the day and year first above written.

BORROWER:

HERCULES FUNDING IV LLC,
a Delaware limited liability company, as Borrower

By	/s/ Seth H. Meyer
Name: Seth H. Meyer
Title: Chief Financial Officer

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

MUFG BANK, LTD., as Agent, a Lender, Swingline Lender, a Joint Lead Arranger and Sole Bookrunner

By	/s/ J. William Bloore
Name: J. William Bloore
Title: Managing Director

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

GOLDMAN SACHS BANK USA,
as a Lender and a Joint Lead Arranger

By	/s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

AUTOBAHN FUNDING COMPANY LLC, as a Conduit Lender and a Documentation Agent
By: DZ BANK AG DEUTSCHE ZENTRAL GENOSSENSCHAFTSBANK, Frankfurt am Main, New York Branch, as its attorney-in-fact

By	/s/ James Miers
Name: James Miers
Title: Vice President

By	/s/ Jennifer Minogue
Name: Jennifer Minogue
Title: Director

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION,
as a Lender and Documentation Agent

By	/s/ Lee Merkle-Raymond
Name: Lee Merkle-Raymond
Title: Managing Director

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

UMPQUA BANK, as a Lender

By	/s/ Phat Su
Name: Phat Su
Title: Senior Vice President

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

VALLEY NATIONAL BANK,
as a Lender

By	/s/ Adrian Dorfman
Name: Adrian Dorfman
Title: Senior Vice President, Group Head

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

ZIONS BANCORPORATION, N.A., dba California Bank & Trust, as a Lender

By	/s/ Melissa Chang
Name: Melissa Chang
Title: Senior Vice President

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

CITIZENS BANK, N.A., as a Lender

By	/s/ Rachel Bilskie
Name: Rachel Bilskie
Title: Director

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

MITSUBISHI HC CAPITAL AMERICA, INC., as a Lender

By	/s/ Candace Pavliscak
Name: Candace Pavliscak
Title: Senior Vice President, Head of Risk and Operations, Commercial Finance

[Hercules Funding IV LLC - Signature Page to

Fourth Amendment to Loan and Security Agreement]

ANNEX A

LOAN AND SECURITY AGREEMENT

[see attached]

Annex A to ~~Third~~Fourth Amendment

LOAN AND SECURITY AGREEMENT

by and among

HERCULES FUNDING IV LLC

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as Lenders,

and

MUFG BANK, LTD.

as the Administrative Agent, a Lender, Swingline Lender, Sole Bookrunner and Joint Lead Arranger

and

the other Joint Lead Arrangers and Documentation Agents party hereto

Dated as of February 20, 2020

As amended by that certain First Amendment to Loan and Security Agreement, dated as of June 18, 2021, that certain Second Amendment to Loan and Security Agreement, dated as of June 10, 2022 ~~and~~, that certain Third Amendment to Loan and Security Agreement, dated as of January 13, 2023~~.~~ and that certain Fourth Amendment to Loan and Security Agreement, dated as of June 10, 2025

Page

1. DEFINITIONS AND CONSTRUCTION	1

1.1 Definitions	1

1.2 Accounting Terms	~~41~~45

1.3 Code	~~41~~45

1.4 Construction	~~41~~45

1.5 Schedules and Exhibits	~~42~~46

1.6 Divisions	~~42~~46

1.7 Rates	~~42~~46

2. LOAN AND TERMS OF PAYMENT	~~43~~47

2.1 Revolver Advances	~~43~~47

2.2 Swingline Loans	~~44~~48

2.3 Borrowing Procedures and Settlements	~~46~~50

2.4 Payments	~~51~~55

2.5 Overadvances ~~and Required Amortization Amount~~	~~55~~59

2.6 Termination or Reduction of Commitment	~~55~~60

2.7 Interest Rates: Rates, Payments, and Calculations~~.~~	~~55~~60

2.8 Optional Prepayments	~~58~~63

2.9 Cash Management	~~59~~63

2.10 Crediting Payments	~~60~~65

2.11 Funding of Proceeds	~~60~~65

2.12 Maintenance of Loan Account; Statements of Obligations	~~60~~65

2.13 Fees	~~61~~66

2.14 Capital Requirements	~~62~~67

2.15 SOFR Option	~~62~~67

i

Page

2.16 Inability to Determine Rates	~~63~~68

2.17 Illegality	~~64~~69

2.18 Increase of Commitments and Maximum Revolver Amount~~.~~	~~64~~69

2.19 Notes	~~66~~71

2.20 Benchmark Replacement Setting	~~66~~71

3. CONDITIONS; TERM OF AGREEMENT	~~68~~73

3.1 Conditions Precedent to the Initial Extension of Credit	~~68~~73

3.2 Conditions Precedent to all Extensions of Credit	~~70~~75

3.3 Term	~~71~~76

3.4 Effect of Termination	~~71~~76

3.5 Early Termination by Borrower	~~71~~76

4. CREATION OF SECURITY INTEREST	~~71~~77

4.1 Grant of Security Interest	~~71~~77

4.2 Negotiable Collateral	~~72~~77

4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral	~~72~~77

4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required~~.~~	~~72~~77

4.5 Power of Attorney	~~73~~78

4.6 Right to Inspect and Verify	~~73~~78

4.7 Control Agreements	~~74~~80

4.8 Servicing of Notes Receivable	~~75~~80

4.9 Release of Notes Receivable	~~75~~80

Page

5. REPRESENTATIONS AND WARRANTIES	~~75~~81

5.1 No Encumbrances	~~76~~81

5.2 Eligible Notes Receivable	~~76~~81

5.3 Subsidiaries	~~76~~81

5.4 [Reserved]	~~76~~81

5.5 Records	~~76~~81

5.6 State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims~~.~~	~~76~~82

5.7 Due Organization and Qualification; Subsidiaries	~~77~~82

5.8 Due Authorization; No Conflict	~~77~~82

5.9 Litigation	~~78~~83

5.10 No Material Adverse Change	~~78~~83

5.11 Fraudulent Transfer	~~78~~83

5.12 Employee Benefits	~~78~~84

5.13 Compliance with Statutes	~~78~~84

5.14 Brokerage Fees	~~78~~84

5.15 Intellectual Property	~~78~~84

5.16 Leases	~~79~~84

5.17 Tax Status	~~79~~84

5.18 Complete Disclosure	~~79~~84

5.19 Indebtedness	~~79~~84

5.20 Enforceability	~~79~~85

5.21 Servicing	~~79~~85

5.22 Permits, Licenses, Etc	~~79~~85

5.23 Volcker Rule	~~80~~85

5.24 Margin Stock	~~80~~85

5.25 Investment Company Act	~~80~~85

5.26 LCR	~~80~~85

Page

5.27 Patriot Act	~~80~~86

5.28 Sanctions; Anti-Corruption	~~81~~86

5.29 Deposit Accounts and Securities Accounts	~~81~~86

6. AFFIRMATIVE COVENANTS	~~81~~87

6.1 Accounting System	~~81~~87

6.2 Collateral Reporting	~~81~~87

6.3 Financial Statements, Reports, Certificates	~~82~~88

6.4 Notices Regarding Collections Servicing Staff	~~85~~90

6.5 Collection of Notes Receivable	~~85~~90

6.6 [Reserved]	~~85~~91

6.7 Taxes	~~85~~91

6.8 Insurance	~~85~~91

6.9 [Reserved]	~~86~~91

6.10 Compliance with Laws	~~86~~91

6.11 Separateness	~~86~~91

6.12 Disclosure Updates	~~88~~93

6.13 [Reserved]	~~88~~93

6.14 Required Asset Documents	~~88~~93

6.15 Sale and Servicing Agreement	~~88~~94

6.16 Escrow Deposits	~~88~~94

6.17 [Reserved]	~~88~~94

6.18 Further Assurances	~~88~~94

6.19 Acquisition of Notes Receivable	~~89~~94

6.20 Sanctions; Anti-Corruption Laws	~~89~~94

Page

6.21 ~~Most Favored Nation~~ [Reserved]	~~89~~94

6.22 Investment Company Act of 1940	~~89~~95

~~6.23 Post-Closing Matters.~~	~~89~~

7. NEGATIVE COVENANTS	~~89~~95

7.1 Indebtedness	~~90~~95

7.2 Liens	~~90~~95

7.3 Restrictions on Fundamental Changes	~~90~~95

7.4 Disposal of Assets	~~90~~96

7.5 Change Name	~~91~~96

7.6 Nature of Business	~~91~~96

7.7 No Subsidiaries	~~91~~96

7.8 Change of Control	~~91~~96

7.9 ~~Required Procedures~~ Credit Guidelines	~~91~~96

7.10 Restricted Payments	~~91~~96

7.11 Accounting Methods	~~91~~96

7.12 Investments	~~91~~97

7.13 Transactions with Affiliates	~~91~~97

7.14 Use of Proceeds	~~91~~97

7.15 Sanctions; Anti-Corruption Use of Proceeds	~~92~~97

7.16 No Unfunded Commitments	~~92~~97

7.17 Financial Covenants	~~92~~97

7.18 ~~[Reserved].~~Investment Company Act of 1940	~~92~~98

v

Page

7.19 Sale and Servicing Agreement	~~92~~98

7.20 Independent Manager	~~93~~98

7.21 No Further Negative Pledges	~~94~~99

8. EVENTS OF DEFAULT	~~94~~99

8.1 Events of Default	~~94~~99

8.2 Cure Right	~~96~~102

9. THE LENDER GROUP’S RIGHTS AND REMEDIES	~~97~~102

9.1 Rights and Remedies	~~97~~102

9.2 Remedies Cumulative	~~99~~105

10. TAXES AND EXPENSES	~~100~~105

11. WAIVERS; INDEMNIFICATION	~~100~~106

11.1 Demand; Protest; etc	~~100~~106

11.2 The Lender Group’s Liability for Borrower Collateral	~~100~~106

11.3 Indemnification	~~100~~106

12. NOTICES	~~101~~107

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER	~~103~~109

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS	~~104~~110

14.1 Assignments and Participations	~~104~~110

14.2 Successors	~~107~~113

15. AMENDMENTS; WAIVERS	~~107~~113

15.1 Amendments and Waivers	~~107~~113

15.2 Replacement of Holdout Lender	~~108~~115

15.3 No Waivers; Cumulative Remedies	~~109~~115

Page

16. AGENT; THE LENDER GROUP	~~109~~116

16.1 Appointment and Authorization of Agent	~~109~~116

16.2 Delegation of Duties	~~110~~116

16.3 Liability of Agent	~~110~~117

16.4 Reliance by Agent	~~110~~117

16.5 Notice of Default or Event of Default	~~111~~117

16.6 Credit Decision	~~111~~118

16.7 Costs and Expenses; Indemnification	~~112~~118

16.8 Agent in Individual Capacity	~~112~~119

16.9 Successor Agent	~~113~~119

16.10 Lender in Individual Capacity	~~113~~119

16.11 Withholding Taxes~~.~~	~~113~~120

16.12 Collateral Matters~~.~~	~~116~~123

16.13 Restrictions on Actions by Lenders; Sharing of Payments~~.~~	~~118~~124

16.14 Agency for Perfection	~~118~~125

16.15 Payments by Agent to Lenders	~~118~~125

16.16 Concerning the Collateral and Related Loan Documents	~~119~~125

16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	~~119~~125

16.18 Several Obligations; No Liability	~~120~~126

16.19 Bank Product Providers	~~120~~127

16.20 No other duties, etc	~~121~~128

16.21 Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~121~~128

16.22 Erroneous Payments	~~121~~128

Page

17. GENERAL PROVISIONS	~~124~~131

17.1 Effectiveness	~~124~~131

17.2 Section Headings	~~124~~131

17.3 Interpretation	~~124~~131

17.4 Severability of Provisions	~~124~~131

17.5 Counterparts; Electronic Execution	~~124~~131

17.6 Revival and Reinstatement of Obligations	~~124~~131

17.7 Confidentiality	~~125~~132

17.8 Lender Group Expenses	~~125~~132

17.9 USA Patriot Act	~~126~~132

17.10 Acknowledgement Regarding Any Supported QFCs	~~126~~133

17.11 Integration	~~126~~133

17.12 No Advisory or Fiduciary Responsibility	~~127~~133

17.13 Effect of ~~Third~~Fourth Amendment	~~127~~134

Page
EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance

Exhibit B-1	Form of Borrowing Base Certificate

Exhibit C-1	Form of Compliance Certificate

Exhibit D-1	Form of Accession Agreement

Exhibit E-1	Form of Notes Receivable Purchase Agreement

Exhibit F-1	Form of Revolving Advance Request

Exhibit F-2	Form of Swingline Loan Request

Exhibit L-1	Form of Interest Election Request

Schedule C-1	Commitments

Schedule R-1	Required Asset Documents

Schedule 5.6(a)	Jurisdictions of Organization

Schedule 5.6(b)	Chief Executive Offices

Schedule 5.6(c)	Organizational ID Numbers

Schedule 5.6(d)	Commercial Tort Claims

Schedule 5.7(b)	Capitalization of Borrower and HCI

Schedule 5.15	Intellectual Property

Schedule 5.22	Permits and Licenses

Schedule 5.29	Deposit Accounts and Securities Accounts

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), is entered into as of February 20, 2020, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, and such other lenders as may become a party hereto in accordance with the terms hereof, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), MUFG BANK, LTD., as the administrative agent for Lenders (~~as successor to MUFG UNION BANK, N.A., in accordance with the Agency Assignment Agreement (as defined herein),~~ in such capacity, together with its successors and assigns in such capacity, “Agent”), as Swingline Lender (as defined below), as Joint Lead Arranger and as Sole Bookrunner, and, on the other hand, HERCULES FUNDING IV LLC, a Delaware limited liability company (“Borrower”). As of the ~~Third~~Fourth Amendment Effective Date, ~~Goldman (as defined below)~~GOLDMAN SACHS BANK USA has been given the ~~titles~~title of Joint Lead Arranger, and ~~CB&T and Umpqua (each as defined below)~~AUTOBAHN FUNDING COMPANY LLC and CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION each has been given the title of Documentation Agent.

RECITALS

Borrower has requested that Lenders and Swingline Lender extend to it credit on the terms and subject to the conditions set forth herein, and Lenders and Swingline Lender are prepared to extend such credit on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Lenders, Swingline Lender and Agent hereby agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one-half of one percent (0.50%), and (c) Term SOFR for a three-month tenor in effect on such day plus one percent (1.00%) (and, if such highest rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“ABR Loan” means each portion of an Advance that bears interest at a rate determined by reference to the ABR.

“ABR Margin” means ~~one and three-quarters percent (1.75%), provided that the ABR Margin shall be increased by one-half of one percent (0.5%) during the Amortization Period.~~the margin set forth in the “ABR Margin” column of the Pricing Grid for any period of determination, in each case as determined by reference to the applicable Average Used Line Amount Percentage for such period, as set forth in the Pricing Grid.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Accession Agreement” means an agreement in substantially the form set forth hereto as Exhibit D-1.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper or a General Intangible, or is a debtor under, or a maker of, a Note Receivable.

“Additional Documents” has the meaning set forth in Section 4.4(c).

“Advances” means loans by Lenders to Borrower under Article II in the form of Revolving Advances or Swingline Loans.

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided that a Person shall not be deemed to be an “Affiliate” of an Account Debtor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Account Debtor or Persons under common control in different industries and whose assets do not cross-collateralize different Notes Receivable. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 20% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership, membership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. Notwithstanding anything herein to the contrary, (i) an obligor will not be considered an “Affiliate” of any other obligor solely due to the fact that each such obligor is under the control of the same financial or venture capital sponsor; and (ii) the term “Affiliate” shall not include any Person that is an Account Debtor in respect of a Note Receivable.

“Affiliated Account Debtors” means, as of any date of determination, all Account Debtors as of such date that are Affiliates of one another.

“Affiliated Notes Receivable” means, as of any date of determination with respect to any particular group of Affiliated Account Debtors, all Notes Receivable owed by such Affiliated Account Debtors as of such date.

~~“Agency Assignment Agreement” means that certain Agency Resignation, Appointment, Assumption and Waiver Agreement, dated as of the Second Amendment Effective Date, among MUFG Union Bank, N.A., in its capacity as Resigning Agent (as defined therein) and MUFG, in its capacity as Successor Agent (as defined therein) pursuant to which the Resigning Agent resigned as agent under this Agreement and MUFG has been appointed as its successor.~~

“Agent” means MUFG, solely in its capacity as agent for Lenders hereunder, and any successor thereto.

“Agent Advances” has the meaning set forth in Section 2.3(e)(i).

“Agent-Related Persons” means Agent together with its Affiliates, officers, directors, employees, and agents.

“Agent’s Account” means an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number 9777-0191 and maintained by Agent with MUFG Bank, Ltd., 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, ABA No. 026-009-632, SWIFT ID: BOTKUS33, Account Name: Loan Operations Department, Reference: Hercules Capital, Inc.

“Agent’s Liens” means the Liens granted by Borrower to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

“Agreement” has the meaning set forth in the preamble hereto.

~~“Amortization Commencement Date” means the day immediately following the end of the Revolving Credit Availability Period.~~

~~“Amortization Commencement Date Principal Balance” means the aggregate outstanding principal balance of Advances as of the Amortization Commencement Date.~~

~~“Amortization Period” means the period commencing on the Amortization Commencement Date and ending on the earlier of (a) payment in full of the Obligations, and (b) the Maturity Date.~~

“Approved Foreign Jurisdiction” means any of the following jurisdictions: Israel, Canada, Mexico, Cayman Islands, China (including, for the avoidance of doubt, Hong Kong), Japan, Singapore, Republic of Ireland, the United Kingdom, member states of the European Union (excluding Greece and Cypress), New Zealand, Australia, Sweden, India, British Virgin Islands, Bahamas, Bermuda, Mauritius and such other jurisdictions as the Required Lenders may agree to from time to time in their sole discretion.

“Approved Third-Party Appraiser” means any independent nationally recognized third-party appraisal firm (a) designated by the Borrower in writing to the Agent and (b) reasonably acceptable to the Agent. It is understood and agreed that Houlihan Lokey, Duff & Phelps LLC, Lincoln Partners Advisors, LLC and Valuation Research Corporation are acceptable to the Agent.

“Assignee” has the meaning set forth in Section 14.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit A-1.

“Assignment of Note” means an Assignment of Note in the form attached to the Collateral Custodian Agreement.

“Authorized Person” means any individual then serving as the Chief Executive Officer, Chief Financial Officer, Controller, General Counsel, Secretary, Treasurer and/or Assistant Controller of Borrower or HCI, as applicable; provided, that for purposes of this Agreement, no individual who is not then an Authorized Person shall become an Authorized Person, unless and until Agent has received written notice of such change from Borrower or HCI, as applicable.

“Australian Dollars” means the lawful currency of Australia.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).

“Average ~~Unused~~Used Line Amount” ~~has the meaning set forth in Section 2.13(a)(i).~~shall mean, on each Payment Date, the average Daily Balance of Advances that were outstanding from (and including) the immediately preceding Payment Date (or, with respect to the period from the Fourth Amendment Effective Date until the first Payment Date thereafter, from (and including) the Fourth Amendment Effective Date) until (but excluding) such Payment Date.

“Average Used Line Amount Percentage” means the percentage determined by dividing the Average Used Line Amount by the Maximum Revolver Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means (i) any one or more Cash Management Services and (ii) Hedge Agreements, in each case extended to Borrower by a Bank Product Provider.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrower to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and (b) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower.

“Bank Product Provider” means MUFG, any other Lender or any of their respective Affiliates that has agreed to provide Bank Products to Borrower.

“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Agent has reasonably determined it is necessary or appropriate to establish (based upon the Bank Product Providers’ reasonable determination of their credit exposure to Borrower in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA for which Borrower or any ERISA Affiliate of Borrower has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means the board of directors (or comparable managers or managing members) of a Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers or managing members).

“Books” means all of Borrower’s now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower’s Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Accounts” means, collectively~~, the Legacy Collection Account,~~ the Borrower Collection Account, ~~and~~ the Custodial Account, and all other Deposit Accounts of Borrower, if any, maintained with MUFG.

“Borrower Collateral” means all of Borrower’s now owned or hereafter acquired right, title, and interest in and to all property, including, without limitation, each of the following (in each case excluding the Retained Interest and Excluded Amounts):

(a) all of its Accounts,

(b) all of its Books and Documents,

(c) all of its commercial tort claims,

(d) all of its Deposit Accounts,

(e) all of its Equipment,

(f) all of its General Intangibles,

(g) all of its Inventory,

(h) all of its Investment Property (including all of its securities, Securities Accounts and if applicable, Permitted Investments),

(i) all of its Negotiable Collateral, including all of its Notes Receivable,

(j) all of its Supporting Obligations,

(k) money of Borrower,

(l) other personal property assets of Borrower,

(m) any other Goods not listed in the foregoing, and

(n) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books and Documents, commercial tort claims, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, other Goods or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Borrower Collection Account” means the Deposit Account of Borrower maintained with MUFG that MUFG and Borrower have designated as a “Collection Account” for purposes of this Agreement, which such account shall be subject to a Control Agreement.

~~“Borrower’s Required Procedures” means the “Credit and Collection Policy” as defined in the Sale and Servicing Agreement, specifically including underwriting, valuation, auditing and documentation guidelines, and portfolio management policies and procedures, in the form delivered to Agent and Required Lenders and approved by Required Lenders on or prior to the Closing Date, as amended from time to time in accordance with the Sale and Servicing Agreement subject to Required Lenders’ consent.~~

“Borrowing” means a borrowing hereunder consisting of Revolving Advances or Swingline Loans (as the context may require) made on the same day by Lenders (or Agent on behalf thereof), or by Agent in the case of an Agent Advance.

“Borrowing Base” means, as of any date of determination:

(a) if, as of such date, the number of Eligible Account Debtors with respect to Notes Receivable comprising the Net Eligible Balance is greater than or equal to thirty-five (35), seventy percent (70%) of the Net Eligible Balance as of such date;

(b) ~~(a)~~ if, as of such date, the number of Eligible Account Debtors with respect to Notes Receivable comprising the Net Eligible Balance is greater than or equal to twenty-five (25), but less than thirty-five (35), sixty-five percent (65%) of the Net Eligible Balance as of such date;

(c) ~~(b)~~ if, as of such date, the number of Eligible Account Debtors with respect to Notes Receivable comprising the Net Eligible Balance is greater than or equal to thirteen (13), but less than twenty-five (25), sixty percent (60%) of the Net Eligible Balance as of such date; or

(d) ~~(c)~~ on any other date, fifty-five percent (55%) of the Net Eligible Balance as of such date,

in each case, minus the sum of, without duplication, (i) the Bank Product Reserve at such date and (ii) the aggregate amount of any Permitted Refunds as of such date; provided that at no time shall the Borrowing Base exceed sixty-five percent (65%) of the Eligible Notes Receivable Balance.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1, duly executed and certified by the treasurer, controller or chief financial officer of Borrower (and, if the treasurer, controller or chief financial officer of Borrower, as applicable, is not the same Person as the treasurer, controller or chief financial officer, as applicable, of HCI, the treasurer, controller or chief financial officer, as applicable, of HCI) and delivered by Borrower to Agent.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of California or the State in which the principal office of Agent is located except that if a determination of a Business Day shall relate to a SOFR Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Canadian Dollars”, “CAD” or “Cdn. $” shall mean the lawful currency of Canada.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $250,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds or mutual funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Cash Management Services” means any cash management or related services, including treasury, depository, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CB&T” means Zions Bancorporation, N.A., dba California Bank & Trust.

“Change in Law” means the occurrence after the Closing Date of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following: (a) HCI ceases to directly or indirectly (through a wholly owned limited purpose holding company) own and control 100% of the outstanding capital Stock of Borrower; (b) HCI or parties designated or appointed by HCI cease to be the only Manager(s) of Borrower; (c) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the issued and outstanding shares of capital Stock of HCI having the right to vote for the election of directors of HCI under ordinary circumstances; or (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of HCI (together with any new directors whose election to the board of directors of HCI or whose nomination for election by the stockholders of HCI was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“CNB” means City National Bank, a National Banking Association.

“Closing Certificates” means certificates from an Authorized Person of Borrower and an Authorized Person of HCI, in each case (i) attesting to the resolutions of such Person’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Person is a party, (ii) authorizing specific officers of such Person to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Person, and (iv) addressing such other factual matters in connection with the Agreement and the other Loan Documents as may reasonably be required by Agent.

“Closing Date” means the date of this Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” means the Borrower Collateral and all other assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower in or upon which a Lien is granted under any of the Loan Documents.

“Collateral Custodian” means CNB, in its capacity as “Pledgeholder” under the Collateral Custodian Agreement, or any other collateral custodian as approved by Agent and that is qualified to serve as collateral custodian for purposes of the Investment Advisers Act of 1940.

“Collateral Custodian Agreement” means (i) that certain Amended & Restated Possessory Collateral Agreement, dated as of the Third Amendment Effective Date, by and among Borrower, Agent and the “Pledgeholder” (as defined therein), as amended, modified, supplemented or restated from time to time or (ii) any other replacement “custody agreement” as reasonably approved by Agent from time to time.

“Collateral Custodian Fees” means any fees payable to Collateral Custodian in accordance with the Collateral Custodian Agreement.

“Collateral Loan Checklist” has the meaning set forth in the Collateral Custodian Agreement.

“Collections” means all amounts received in respect of any Note Receivable, including, but not limited to, principal, finance charges, insurance proceeds, prepayment fees, interest, recoveries, warrant proceeds, or payments related to hedge agreements.

“Commercial Tort Claim Assignment” has the meaning set forth in Section 4.4(b).

“Commitment” means, with respect to each Lender, the aggregate commitment of such Lender to make Revolving Advances and, with respect to all Lenders, the aggregate commitments of all Lenders to make Revolving Advances, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 (as amended from time to time in accordance with the terms hereof) or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

“Competitor” means (i) any Person that has been identified by HCI or the Borrower in writing to the Agent on or prior to the Closing Date; (ii) any Person that is identified by HCI or the Borrower in writing to the Agent with the consent of the Agent (not to be unreasonably withheld, conditioned or delayed) after the Closing Date; and (iii) Affiliates of any Person identified in clauses (i) or (ii) above that are either identified by HCI or the Borrower in writing to the Agent from time to time or readily identifiable solely based on similarity of such Affiliate’s name.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1, duly executed and delivered by the chief financial officer or the treasurer of HCI and delivered by Borrower to Agent.

“Conduit Lender” means Autobahn Funding Company LLC, a Delaware limited liability company and a Lender under this Agreement as of the Fourth Amendment Effective Date.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.8(b) and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Control Position Loan” means any Note Receivable with respect to which HCI and/or one or more of its Affiliates either (i) individually or collectively hold greater than 50% of the voting interests with regard to such Note Receivable and related loan documents (which shall include any other note or instrument with shared voting rights), (ii) hold a minority blocking interest such that decisions with regard to such Note Receivable under the related loan documents regarding material consents, amendments, waivers or approvals require HCI’s and/or its Affiliates’ vote, or (iii) hold rights to determine, direct and/or implement enforcement action in respect thereof.

“Credit Guidelines” means the credit guidelines disclosed by the Borrower to the Administrative Agent in writing prior to the Fourth Amendment Effective Date and at any time thereafter, in each case, which the Administrative Agent may share with the Lenders upon request, subject to the confidentiality obligations of the Administrative Agent and the Lenders set forth in Section 17.7.

“Cure Amount” has the meaning set forth in Section 8.2(a).

“Cure Right” has the meaning set forth in Section 8.2(a).

“Custodial Account” means the Deposit Account of Borrower that MUFG and Borrower have designated as the “Custodial Account” for purposes of this Agreement, which account shall be subject to a Control Agreement.

“Custody Agreements” means (i) the Amended & Restated Safekeeping Custody Agreement, dated as of the Third Amendment Effective Date, by and between CNB, as custodian, and Borrower, as amended, modified, supplemented, or restated from time to time or (ii) any other replacement “custody agreement” as approved by Agent from time to time.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Daily Balance” means, with respect to each day during the term of this Agreement, the aggregate outstanding amount of all Advances or Obligations, as the context requires, at the end of such day.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Default” means an event or condition that, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Defaulted Note Receivable” means any Note Receivable with respect to which (a) any payment owing thereunder remains outstanding and unpaid, in whole or in part, for more than ninety (90) days past the date it became due and payable according to the original face and tenor of such Note Receivable, (b) with respect to which foreclosure proceedings have been initiated against any property securing such Note Receivable, or (c) that Borrower or the Servicer deems to be non-collectible.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund any amounts required to be funded by it under this Agreement within one (1) Business Day of the date that it is required to do so under this Agreement unless such Lender notifies Agent and Borrower in writing that such failure to fund any Advance is the result of such Lender’s good faith determination that one or more conditions precedent to such funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swingline Loans) within two Business Days of the date when due, (b) notified Borrower, Agent, Swingline Lender or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement (unless such writing relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit (unless such public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) failed, within three (3) Business Days after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement within one (1) Business Day of the date that it is required to do so under this Agreement, (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (g) such Lender (or any Affiliate thereof) becomes subject to a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Rate” means the interest rate applicable to Advances that are ABR Loans (inclusive of the ABR Margin applicable thereto).

“Delinquent Note Receivable” means any Note Receivable with respect to which any payment owing thereunder remains outstanding and unpaid, in whole or in part, for more than seven (7) days past the date it first became due and payable according to the original face and tenor of such Note Receivable at a time when no default or event of default exists under such Note Receivable.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disbursement Letter” means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

“Document” means a Document (as that term is defined in the Code).

“Documentation Agent” means each of ~~CB&T~~Autobahn Funding Company LLC and ~~Umpqua~~CNB, in their capacities as documentation agents with respect to this Agreement.

“Dollars” or “$” means United States dollars.

“DZ Bank” means DZ BANK AG Deutsche Zentral Genossenschaftsbank, Frankfurt Am Main.

“EBIT” means, with respect to any Person for any fiscal period, such Person’s consolidated net income, ~~minus~~plus to the extent ~~included~~deducted in determining net ~~earnings,~~income, realized and unrealized extraordinary ~~gains~~and non-recurring costs, expense or losses, minus to the extent included in determining net ~~earnings~~income, the sum of realized and unrealized extraordinary gains and interest income (other than, for the avoidance of doubt, interest income from Notes Receivable, to the extent paid in cash), plus Interest Expense, plus income taxes, in each case as determined for such Person for such period and in each case not otherwise defined herein as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Note Receivable” means those Notes Receivable that comply with each of the representations and warranties respecting Eligible Notes Receivable made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. Eligible Notes Receivable shall not include a Note Receivable (unless specifically determined to be an Eligible Note Receivable by Agent following a review thereof on a case-by-case basis) if:

(a) any portion of such Note Receivable is not owned exclusively by Borrower, free and clear of all Liens other than Permitted Liens;

(b) such Note Receivable covers unfunded commitments to the applicable Account Debtor (with such Note Receivable being ineligible only to the extent of such unfunded commitments being a contractual obligation of the Borrower);

(c) such Note Receivable does not represent a valid and binding obligation enforceable in accordance with its terms for the amount outstanding thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d) [reserved];

(e) at the time of its transfer to the Borrower, any default or event of default (however styled, but in any event giving effect to any applicable grace period) is in existence under such Note Receivable or existed under such Note Receivable within the nine (9) month period immediately prior to the time of its transfer to the Borrower;

(f) any payment under such Note Receivable is more than seven (7) days past due according to its terms;

(g) if such Note Receivable (i) is a Defaulted Note Receivable or (ii) unless waived by Agent on a case by case basis in its sole discretion, has been at any time in the most recent nine (9) months a Defaulted Note Receivable;

(h) such Note Receivable is not approved, managed, documented in conformance with (or other documentation reasonably acceptable to Agent) and otherwise in conformance with, or, in each case, not inconsistent with, the investment objectives, policies, restrictions and limitations set forth in Item 1 (“Business”) of HCI’s most recent Form 10-K;

(i) such Note Receivable has been modified or had its maturity extended in a manner, in each case, that is not in compliance with, or not inconsistent with, the investment objectives, policies, restrictions and limitations set forth in Item 1 (“Business”) of HCI’s most recent Form 10-K;

(j) such Note Receivable has been placed in “non-accrual” status in Borrower’s books in accordance with ~~Borrower’s Required Procedures~~the Credit Guidelines then in effect;

(k) such Note Receivable is owed by an Account Debtor that has a Credit Rating of 4 or 5 in accordance with ~~Borrower’s Required Procedures~~the Credit Guidelines then in effect;

(l) Borrower’s Liens to secure payment of such Note Receivable are not perfected first priority (or, solely with respect to a second lien loan, perfected second priority) Liens on substantially all property of the Account Debtor, except for such Permitted Liens or exclusions as are consistent with ~~Borrower’s Required Procedures~~the Credit Guidelines; provided, that such Note Receivable shall not be ineligible solely by reason of this clause (l) by reason of the existence of a permitted lien (as defined in the applicable underlying document) so long as the maximum committed principal amount of such first lien loan or first out Unitranche Loan senior to the Borrower’s loan does not exceed one hundred one percent (101%) of the aggregate maximum committed principal amount of all debt of such Account Debtor that is pari passu with the Borrower’s loan to such Account Debtor;

(m) ~~[reserved]~~such Note Receivable is comprised of a revolving loan or similar instrument;

(n) as of the applicable measurement date, such Note Receivable has a remaining term of more than sixty (60) months;

(o) the Account Debtor with respect to such Note Receivable is either (i) the United States federal government or any department, agency or instrumentality of the United States federal government, or (ii) any state of the United States or any department, agency, or instrumentality thereof;

(p) the Account Debtor with respect to such Note Receivable is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which an Authorized Person of Borrower has received notice of an imminent Insolvency Proceeding or a material judgment reasonably expected to adversely impact the financial condition or liabilities of such Account Debtor;

(q) the documentation associated with such Note Receivable does not require the Account Debtor to provide ongoing financial information to Borrower, including financial statements on not less than a quarterly basis (other than the fourth quarter of any fiscal year), annual audited financial statements with an opinion from an independent third-party auditor, annual budgets and ongoing loan monitoring and covenant compliance certificates, in each case, consistent with ~~Borrower’s Required Procedures~~the Credit Guidelines;

(r) ~~such Note Receivable was originated by a lender other than HCI or any of its Affiliates or a bank, commercial finance company or other institutional lender approved by Agent in its Permitted Discretion, if such Note Receivable is in excess of the concentration limit percentage set forth in clause (j) of the definition of “Excess Concentration Amount”;~~[reserved];

(s) such Note Receivable has not been originated in accordance with, or does not comply in all respects with, all applicable federal, state and local laws and regulations, including applicable usury and credit disclosure laws and regulations, in each case, unless such failure to comply would not reasonably be expected to result in a material adverse effect with respect to such Note Receivable;

(t) such Note Receivable does not require current payments of the full amount of cash interest accruing on the full unpaid principal amount thereof on at least a quarterly basis; provided, that notwithstanding this clause (t), Notes Receivable that provide for payment-in-kind or accrual of a portion of such interest may be eligible so long as such payment-in-kind or accruing portion of such interest does not exceed twenty-five percent (25%) of the total interest then due on such Note Receivable;

(u) [reserved];

(v) any of the proceeds of such Note Receivable were or are to be used for personal, family or household purposes;

(w) if (i) Borrower’s interest in such Note Receivable represents only a participating interest or (ii) such Note Receivable is otherwise payable to another Person for its own account;

(x) the Account Debtor with respect to such Note Receivable is an Affiliate of Borrower or employee or agent of Borrower or a member, employee or agent of any Affiliate of Borrower, or a member of the family of any of the foregoing (it being understood that no portfolio investment will be deemed an Affiliate);

(y) such Note Receivable is payable other than in Dollars~~;~~, Euros, Canadian Dollars, Sterling, Yen, Australian Dollars, Swiss Francs, Singapore Dollars, Hong Kong Dollars or New Zealand Dollars; provided that, with respect to such Notes Receivable payable in any currency other than Dollars, the amount of such Note Receivable shall be converted to the Dollar-equivalent for purposes of calculating, among other things, Availability under this Agreement or the Borrowing Base;

(z) the Account Debtor with respect to such Note Receivable is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

(aa) the Account Debtor with respect to such Note Receivable is a creditor of Borrower or is otherwise asserting any right to offset, discount (other than in connection with a Permitted Refund), litigation, counterclaim, contra-account, right of rescission or right of cancellation;

(bb) Agent or Collateral Custodian is not then in possession of each of the Required Asset Documents related to such Note Receivable (which, other than with respect to notes or instruments, may be authoritative copies thereof); provided, that, as a result of the syndication, sale, transfer, assignment or exchange of a portion of a Note Receivable, Borrower shall have up to twenty (20) Business Days to return, transfer assign or exchange any promissory note or Required Asset Document with respect to such Note Receivable and deliver new or additional promissory notes or Required Asset Documents to Agent or Collateral Custodian (it being understood that during the time period set forth in this proviso, only the portion of such Note Receivable that has not been syndicated, sold, transferred, assigned or exchanged shall satisfy the criteria specified in this clause (bb));

(cc) such Note Receivable is not subject to a valid and perfected first priority Lien of Agent;

(dd) Agent in its Permitted Discretion deems such Note Receivable or any part thereof uncollectible;

(ee) [reserved];

(ff) such Note Receivable was originated with fraud or material error, omission, misrepresentation, negligence or similar occurrence on the part of any Person;

(gg) ~~other than with respect to an Eligible Split-Funded Note Receivable,~~ such Note Receivable (or any rights thereunder) was sold, transferred, participated or assigned by HCI to any Person other than the Borrower, or any pledge of such Note Receivable (or rights thereunder) to any Person other than the Borrower is in existence;

(hh) such Note Receivable was selected by HCI to be sold to Borrower in accordance with selection procedures designed to be adverse to Agent, Lenders or their interests;

(ii) such Note Receivable is ~~a Split-Funded Note Receivable that is not subject to an intercreditor agreement approved by Agent~~in a Prohibited Industry; or

(jj) ~~any Split-Funded~~with respect to each Note Receivable ~~that is not an Eligible Split-Funded~~ as to which the Account Debtor made a refundable deposit in connection with such Note Receivable, the amount of such refundable deposit (but, for the avoidance of doubt, excluding any Permitted Refund).

“Eligible Notes Receivable Balance” means, as of any date of determination, the aggregate outstanding principal amount of all Eligible Notes Receivable as of such date.

~~“Eligible Split-Funded Note Receivable” means those Split-Funded Notes Receivable that comply with each of the representations and warranties respecting Eligible Notes Receivable made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below or in the definition of “Eligible Notes Receivable”. Eligible Split-Funded Notes Receivable shall not include a Split-Funded Note Receivable (unless specifically determined to be an Eligible Split-Funded Note Receivable by the Agent following a review thereof on a case-by-case basis) if:~~

~~(a) (i) such Split-Funded Note Receivable was not originated by a Split-Funded Note Receivable Party or (ii) HCI or Borrower does not serve as the sole administrative agent and collateral agent for such Split-Funded Note Receivable, with sole rights of enforcement thereof;~~

~~(b) HCI or the Special Servicer does not serve as the sole “servicer” for such Split-Funded Note Receivable;~~

~~(c) the applicable Split-Funded Note Receivable Documents do not prohibit, restrict, or condition the replacement of (i) HCI, as servicer thereof other than (A) by requiring the prior, written consent, or the prior, written direction, of Agent, or (B) pursuant to the applicable Intercreditor Agreement, or (ii) HCI or Borrower as administrative agent and collateral agent thereof, in each case, other than (A) by requiring the prior, written consent, or the prior, written direction, of Agent and/or the applicable Account Debtor, or (B) pursuant to the applicable Intercreditor Agreement;~~

~~(d) (1) the Account Debtor with respect to such Split-Funded Note Receivable is not contractually obligated thereunder to remit all payments on account of such Split-Funded Note Receivable to the Legacy Collection Account, the Borrower Collection Account or the Master Collection Account in accordance with Section 2.9 of this Agreement, or (2) any portion of the collections (including, without limitation, the Collections) with respect to such Split-Funded Note Receivable are not paid in accordance with the proceeding clause (1);~~

~~(e) any portion of such Split-Funded Note Receivable has been sold to any Person other than a Split-Funded Note Receivable Party;~~

~~(f) such Split-Funded Note Receivable is not subject to an Intercreditor Agreement that is in full force and effect as of the applicable date of determination;~~

~~(g) such Split-Funded Note Receivable permits or requires the issuance of letters of credit under the underlying loan documents evidencing same;~~

~~(h) [reserved];~~

~~(i) Agent has not received the notice required pursuant to Section 6.3(j) with respect to such Split-Funded Note Receivable; or~~

~~(j) Agent or Collateral Custodian is not then in possession of each of the Split-Funded Note Receivable Documents (as defined in the Intercreditor Agreement) owned by the Borrower, including any related assignment and assumption and loan agreements;~~

~~provided, that subject to the limitations set forth in paragraph (n) in the definition of “Excess Concentration Amount,” there shall be no more than seven (7) Eligible Split-Funded Note Receivables.~~

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent; provided that (i) in no case shall an Affiliate of Borrower or HCI be an Eligible Transferee hereunder, and (ii) a Competitor shall not be an Eligible Transferee hereunder unless an Event of Default under Sections 8.1(a), (c), (d), (e) or (p) has occurred and is continuing; provided further that, solely with respect to the Conduit Lender, DZ Bank shall be deemed to be an Eligible Transferee.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any of its predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any of its predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower, relating to the environment, the effect of the environment on employee health or safety, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Actions required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Equipment” means all equipment (as that term is defined in the Code), including machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euros” or “€” means the single currency of Participating Member States introduced in accordance with the provision of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euros, means immediately available, freely transferable funds.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Concentration Amount” means, as of any date of determination, the sum of, without duplication:

~~(a) the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are Affiliated Notes Receivable of the five (5) largest Affiliated Account Debtors as of such date exceeds fifty percent (50%) of the Eligible Notes Receivable Balance as of such date;~~

~~(b)~~ the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are ~~Technology Industry Notes Receivable exceeds sixty percent (60%) of the Eligible Notes Receivable Balance at such time;~~

~~(c) the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are Life Sciences Industry Notes Receivable exceeds sixty percent (60%) of the Eligible Notes Receivable Balance at such time;~~

~~(d) the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are Healthcare Industry Notes Receivable exceeds sixty percent (60%) of the Eligible Notes Receivable Balance at such time;~~

~~(e) the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are Sustainable and Renewable Energy Notes Receivable exceeds fifteen percent (15%) of the Eligible Notes Receivable Balance at such time;~~

(a) ~~(f) the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable (other than Technology Industry Notes Receivable, Life Sciences Industry Notes Receivable, Healthcare Industry Notes Receivable or Sustainable and Renewable Energy Notes Receivable) that are~~ owed by Account Debtors whose business activities fall within ~~any~~a single industry, as defined by the Standard Industrial Classification/NAIC classification (~~six-digit~~four-digit NAIC codes) then in effect~~, exceeds thirty-five percent (35~~ (“Target Industry”), exceeds (i) for the single Target Industry which, in the aggregate, has the largest outstanding principal balance of Eligible Notes Receivables relating to such Target Industry, forty percent (40%) and (ii) for the single Target Industry which, in the aggregate, has the second largest outstanding principal balance of Eligible Notes Receivables relating to such Target Industry, twenty-five percent (25%) of the Eligible Notes Receivable Balance at such time;

(b) ~~(g)~~ the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are owed by Account Debtors that as of such date of determination have a Credit Rating of 3 in accordance with ~~Borrower’s Required Procedures~~the Credit Guidelines exceeds forty percent (40%) of the Eligible Notes Receivable Balance at such time;

(c) ~~(h)~~ with respect to each Eligible Note Receivable that is a second lien loan or last out loan, the aggregate amount by which the outstanding principal balance of all such Eligible Notes Receivable exceeds thirty percent (30%) of the Eligible Notes Receivable Balance at such time;

(d) ~~(i)~~ the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that have a remaining term of more than forty-eight (48) months exceeds fifty percent (50%) of the Eligible Notes Receivable Balance at such time;

(e) ~~(j)~~ the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that were originated by a lender other than HCI or any of its Affiliates exceeds twenty-five percent (25%) of the Eligible Notes Receivable Balance at such time;

(f) ~~(k)~~ with respect to ~~each~~the aggregate amount of Eligible Notes Receivable of any Affiliated Account Debtor with an outstanding principal balance in excess of the greater of (i) $30,000,000 or (ii) ~~twelve and one-half of one~~ten percent (~~12.5~~10%) of the Eligible Notes Receivable Balance, the aggregate amount by which such outstanding principal balance exceeds the greater of (i) or (ii);

~~(l) with respect to each Eligible Notes Receivable as to which the Account Debtor has made a refundable deposit (not held in a separate escrow account) in connection with such Note Receivable, the amount of such deposit (but, for the avoidance of doubt, excluding any Permitted Refund);~~

(g) ~~(m)~~ the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivables whereby the related obligor’s chief executive office is in an Approved Foreign Jurisdiction, exceeds twenty percent (20%) of the Eligible Notes Receivable Balance at such time;

(h) ~~(n) the portion of the Preliminary Eligible Notes Receivable Balance consisting of~~ the aggregate amount by which the outstanding principal ~~amount~~balance of all Eligible Notes Receivable that are ~~Eligible Split-Funded Notes Receivable, that~~not denominated in Dollars exceeds ~~thirty~~fifteen percent (~~30~~15%) of the ~~Preliminary~~ Eligible Notes Receivable Balance at such time; and

(i) ~~(o)~~ the aggregate amount by which the outstanding principal balance of all Eligible Notes Receivable that are not Control Position Loans exceeds twenty percent (20%) of the Eligible Notes Receivable Balance at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Amounts” means (a) any amount received in the ~~Legacy Collection Account, the~~ Borrower Collection Account or the Master Collection Account with respect to any Note Receivable included as part of the Borrower Collateral, which amount is attributable to the payment of any Taxes, fee or other charge imposed by any Governmental Authority on such Note Receivable or on any underlying collateral and (b) any amount received in the ~~Legacy Collection Account, the~~ Borrower Collection Account or the Master Collection Account or other Borrower Account representing (i) any amount representing a reimbursement of insurance premiums (except to the extent such reimbursement relates to insurance premiums paid by Borrower), (ii) any escrows relating to Taxes, insurance and other amounts in connection with Notes Receivable which are held in an escrow account for the benefit of the Account Debtor and the secured party pursuant to escrow arrangements under the underlying instruments and (iii) any Collections received in the ~~Legacy Collection Account, the~~ Borrower Collection Account or the Master Collection Account with respect to any Note Receivable that is sold or transferred by Borrower pursuant to a Permitted Disposition, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Existing Loan Agreement” means that certain Loan and Security Agreement entered into by and among Borrower, MUFG, as administrative agent (as assigned from MUFG Union Bank, N.A., as original Administrative Agent), and certain lenders party thereto from time to time, dated as of February 20, 2019, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date.

“Existing Loan Agreement Debt” means all obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has yet been made) under the Existing Loan Agreement.

“FATCA” means Sections 1471 through 1474 of the IRC as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the IRC, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of such sections of the IRC and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to Agent on such day on such transactions as determined by Agent (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Fee Letter” means that certain ~~Amended & Restated~~ Fee Letter, dated as of ~~the Third Amendment Effective Date~~April 8, 2025, between Borrower~~,~~ and Agent ~~and Union Bank~~, as the same may be amended, restated, supplemented, or modified from time to time.

“First Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, MUFG Union Bank, N.A. and the Lenders party thereto.

“First Amendment Effective Date” means June 18, 2021.

“Floor” means a rate of interest equal to 0.00%.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Swingline Loan, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans made by Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Foreign Lender” means a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the IRC.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrower, Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means June 10, 2025.

“Funded Indebtedness” means any secured Indebtedness incurred by a Subsidiary of HCI from time to time to finance (in whole or in part) a portfolio of Notes Receivable.

“Funding Date” means any date on or after the Closing Date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Intangibles” means all general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, commercial tort claims, Deposit Accounts, Goods, Investment Property, and Negotiable Collateral.

“Goldman” means Goldman Sachs Bank USA.

“Goods” means goods (as that term is defined in the Code).

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, formation or organization, bylaws, partnership agreement, operating or limited liability company agreement, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“HCI” means Hercules Capital, Inc., a Maryland corporation.

~~“Healthcare Industry Note Receivable” means a Note Receivable due from an Account Debtor that is a company that procures, provides and/or distributes medical equipment, medical supplies, and health care services to providers such as hospitals, home health care providers, and nursing homes or directly to consumers.~~

“Hedge Agreement” means any transaction, agreement or document now existing or hereafter entered into that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Hercules Funding II” means Hercules Funding II, LLC, a Delaware limited liability company, or any successor thereto.

“Holdout Lender” has the meaning set forth in Section 15.2(a).

“Hong Kong Dollars” means the lawful currency of Hong Kong.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, Hedge Agreements or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices) and (f) any obligation of guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

“Indemnified Liabilities” has the meaning set forth in Section 11.3.

“Indemnified Person” has the meaning set forth in Section 11.3.

“Independent Manager” has the meaning set forth in Section 7.20.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intangible Assets” means, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

~~“Intercreditor Agreement” means any intercreditor agreement or similar agreement between or among, as the case may be, Agent, Borrower, HCI, and any lender or agent acting for a group of lenders to HCI or a Subsidiary thereof, providing for the relative rights and priorities on account of any Split-Funded Note Receivable and any collections or other collateral in respect thereof, in form and substance reasonably satisfactory to Agent, and “Intercreditor Agreements” means all of them, collectively.~~

“Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of (i) EBIT for such period, to (ii) total Interest Expense to the extent paid or required to be paid during such period, in each case determined for such Person.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7(g) and in the form of Exhibit L-1.

“Interest Expense” means, with respect to any Person for any fiscal period, total consolidated interest expense (whether cash or non-cash) of such Person paid or deemed paid in respect of any Indebtedness during such period plus all unused line fees and other fees paid in respect of Indebtedness during such period and are categorized as interest, in each case determined in accordance with GAAP, and shall in any event exclude, the amortization of debt discounts.

“Interest Period” means, as to any Advance, the period commencing on the date such Advance is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one or three months (in each case, subject to availability thereof) thereafter, as selected by Borrower in a written notice to Agent; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) no Interest Period shall extend beyond the Maturity Date; and (iv) no tenor that has been removed from this definition pursuant to Section 2.20(d) shall be available for specification in such request for a Borrowing.

“Interpolated Rate” means, at any time, the rate per annum determined by Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by Agent from time to time; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock or all or substantially all of the assets of such Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Property” means investment property (as that term is defined in the Code).

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Joint Lead Arrangers” means MUFG and Goldman, in their capacities as joint lead arrangers with respect to this Agreement.

~~“Legacy Collection Account” means the Deposit Account of Borrower maintained with Union Bank that MUFG and Borrower have designated as a “Collection Account” for purposes of this Agreement, which such account shall be subject to a Control Agreement as of the Third Amendment Effective Date and which shall be terminated after the Third Amendment Effective Date in accordance with Section 6.23.~~

“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1. Unless the context otherwise requires, the terms “Lender” and “Lenders” include Swingline Lender.

“Lender Group” means, individually and collectively, each of Lenders and Agent (including Swingline Lender).

“Lender Group Expenses” means all reasonable and documented (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid, advanced or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including initial and subsequent periodic Collateral appraisals or valuations or business valuations to the extent of the fees and charges therefor (and up to the amount of any limitation contained in this Agreement)), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) out of pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Fee Letter, (g) to the extent subject to indemnification by Borrower under Section 11.3, costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Borrower, (h) Agent’s costs and expenses (including attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent’s and each Lender’s costs and expenses (including attorneys’, accountants’, consultants’, and other advisors’ fees and expenses) incurred in terminating, enforcing (including attorneys’, accountants’, consultants’, and other advisors’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower, HCI or any of its Affiliates or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral. All such amounts representing a mere pass-through by a member of the Lender Group of out-of-pocket costs and expenses set by a third-party shall be deemed to be reasonable for purposes of this Agreement and other Loan Documents.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, and the officers, directors, partners, employees, and agents of such Lender.

~~“Life Sciences Industry Note Receivable” means a Note Receivable due from an Account Debtor that is a company that researches and produces pharmaceuticals, biotechnology, and medical devices for use in humans. The industry sub-sectors of the life sciences industry, include, but are not limited to medical devices, bio-pharmaceutical, drug discovery and drug delivery.~~

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, deed to secure debt, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Liquidity Facility” means that certain Liquidity Purchase Agreement dated as of the Fourth Amendment Effective Date, among the Conduit Lender, the financial institutions from time to time parties thereto as purchasers, and DZ Bank as a liquidity provider and as agent for the Liquidity Providers.

“Liquidity Provider” means DZ Bank, and any successor thereof reasonably acceptable to Borrower, in its capacity as “Liquidity Provider” under and as defined in the Liquidity Facility.

“Loan Account” has the meaning set forth in Section 2.12.

“Loan Documents” means this Agreement, the Closing Certificates, the Custody Agreements, the Collateral Custodian Agreement, the Control Agreements, the Sale and Servicing Agreement, the Notes (if any), the Disbursement Letter, the Fee Letter, the First Amendment, the Second Amendment, the ~~Agency Assignment Agreement, the~~ Third Amendment, the Fourth Amendment, any other fee letter entered into from time to time between Borrower and any member of the Lender Group relating to the transactions contemplated hereby, the Officers’ Certificates, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group~~, the Intercreditor Agreement~~ and any other agreement entered into previously, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

“Loan Party” means, as the case may be, Borrower or any guarantor of Obligations, and “Loan Parties” means all of them, collectively.

“Master Collection Account” means a Deposit Account of HCI to be maintained with MUFG that MUFG, Borrower and HCI shall designate as the “Master Collection Account” for purposes of this Agreement, which shall not be subject to a Control Agreement, but may be subject to Liens in favor of MUFG solely in its capacity as a depository institution and solely on account of obligations owed to MUFG in such capacity).

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, taken as a whole, or HCI and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of HCI or Borrower to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of HCI or Borrower.

“Maturity Date” has the meaning set forth in Section 3.3.

“Maximum Revolver Amount” means $400,000,000, or such other amount of the aggregate Commitments at such time as reflected on Schedule C-1 as then in effect pursuant to this Agreement or any amendment to this Agreement. Notwithstanding any provision in Section 2.17 or Section 15.1, any amendment to this Agreement that only adds one or more additional lenders as a Lender under this Agreement or adds or increases the amount of a Lender’s Commitment shall be effective if signed by the additional or existing Lender whose Commitment is added or increased thereby, Borrower and Agent, and shall not require the consent of Required Lenders or any other Lender.

“Moody’s” has the meaning set forth in the definition of “Cash Equivalents”.

“MUFG” means MUFG Bank, Ltd., and its successors and assigns.

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

“Net Eligible Balance” means, as of any date of determination, an amount equal to (a) the lower of (i) the aggregate outstanding principal balance of all Eligible Notes Receivable, (ii) the value of such assets as determined under GAAP as reflected in the most recently delivered quarterly financial statements of Borrower, or (iii) to the extent applicable, the value of such asset as determined by an Approved Third-Party Appraiser pursuant to Section 2.1, less (b) the Excess Concentration Amount as of such date.

“Net Purchased Notes Receivable Balance” means, as of any date of determination, an amount equal to (a) the aggregate outstanding principal balance of all Notes Receivable acquired by the Borrower prior to such date minus (b) the aggregate outstanding principal balance of all Notes Receivable sold or otherwise disposed of by the Borrower (other than Notes Receivable sold pursuant to clause (a) of the definition of Permitted Dispositions).

“New ~~Facility” shall have the meaning assigned thereto in Section 6.21 of this Agreement~~Zealand Dollars” means the lawful currency of New Zealand.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Non-Excluded Taxes” has the meaning set forth in Section 16.11(a).

“Note” means a Revolving Note and/or a Swingline Note, as applicable.

“Note Receivable” means a negotiable promissory note evidencing a fully funded commercial loan purchased by Borrower in accordance with ~~Borrower’s Required Procedures~~the Credit Guidelines and secured by a Lien on property owned by the maker of such note; provided, that if ~~Borrower’s Required Procedures~~the Credit Guidelines as in effect at the time that such loan is made or purchased by Borrower do not require the execution of a promissory note and no promissory note is executed to evidence such loan, then the term “Note Receivable” means the obligation of the Account Debtor to repay such loan as evidenced by the agreements and documents evidencing such loan.

“Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities (including all amounts charged to Borrower’s Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Advances, (ii) interest accrued on the Advances, (iii) Lender Group Expenses, (iv) fees payable under this Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by Borrower under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, supplements, restatements or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Certificates” means the forms of Representations and Warranties of Officers provided by Agent to Borrower and HCI, together with each of Borrower’s and HCI’s completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

“Originating Lender” has the meaning set forth in Section 14.1(e).

“Originator” has the meaning set forth in the Sale and Servicing Agreement.

“Overadvance” has the meaning set forth in Section 2.5.

“Payment Date” means the first (1st) day of each calendar month, or such other day as may be agreed to by Borrower and Agent (with the consent of Required Lenders) from time to time.

“Participant” has the meaning set forth in Section 14.1(e).

“Participating Member State” means a member of the European Communities that has the Euro as its currency in accordance with EMU Legislation.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means, so long as all proceeds thereof are contemporaneously remitted to the Borrower Collection Account ~~or the Legacy Collection Account~~:

(a) the sale by Borrower of Notes Receivable to the Originator pursuant to any repurchase obligations of the Originator under the Sale and Servicing Agreement;

(b) so long as no Default or Event of Default has occurred and is continuing, the sale by Borrower of Notes Receivable (including any Warrant Assets issued in connection with such Note Receivable) if: (i) such sale shall be made in cash, (ii) such sale shall be made on an arms’ length basis, (iii) both before and after giving effect to any such sale, Borrower (or HCI, if applicable) shall be in pro forma compliance with each covenant set forth in Section 7.17, (iv) such sale is made without representation, warranty or recourse of any kind by Borrower (other than customary representations), (v) the manner in which such Note Receivable was selected by Borrower does not adversely affect the Lenders, and (vi) such Agent shall have received a current Borrowing Base Certificate which includes a detailed calculation showing that the Borrowing Base (after giving effect to such Permitted Disposition) is equal to or greater than the aggregate amount of outstanding Advances, or if after giving effect to such Permitted Disposition there is an Overadvance, then Borrower shall immediately deposit cash into the Borrower Collection Account ~~or the Legacy Collection Account~~ in the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.3(b); and

(c) the sale by Borrower of Notes Receivable from time to time with the prior written consent of Agent.

Notwithstanding anything to the contrary herein, other than pursuant to clause (a) above, sales by Borrower of Notes Receivables to the Originator or any of its Affiliates during the term of this Agreement shall not exceed, at the time of any such sale, an aggregate amount equal to 20% of the Net Purchased Notes Receivable Balance (measured as of each applicable date upon which a Permitted Disposition or series of Permitted Dispositions are proposed to be made hereunder) or 10% in the case of sales of any Delinquent Note Receivable or Defaulted Note Receivable.

“Permitted Financing” means (i) any financing designated as a “Permitted Financing” in writing by Agent in its sole discretion, or (ii) (A) a term securitization transaction rated by a nationally recognized statistical rating organization whereby debt securities are initially sold by any HCI Affiliate (other than Borrower) to a broker-dealer, (B) an investment grade bond offering, (C) an offering of convertible bonds, (D) an offering of notes to insurance companies or other institutional investors, (E) an unsecured credit facility, (F) a letter of credit facility at HCI or any Affiliate of HCI (other than Borrower), (G) a capital lease, (H) purchase money indebtedness, (I) SBIC debt, (J) any derivative or hedging arrangement, (K) debt to clearing agencies or broker dealers, or (L) a public offering of debt investments; provided, that any financing that is a Permitted Financing pursuant to clause (ii) of this definition shall not include any customary asset based financing to a special purpose vehicle that is and is required by the creditor under such financing to be a single purpose bankruptcy remote entity, including, but not limited to, any “warehousing facility” (that is not a “collateralized loan obligation” or intended to become a “collateralized loan obligation”).

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) commercial loans evidenced by a Note Receivable made in the ordinary course of business, (e) to the extent constituting an Investment, Hedge Agreements, and (f) Investments received in settlement of amounts due to Borrower effected in the ordinary course of business or owing to Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower.

“Permitted Liens” means (a) Liens held by Agent, for the benefit of the Lender Group or any Bank Product Provider, (b) Liens for unpaid taxes, assessments or governmental charges that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) rights of setoff imposed by law upon deposit of cash and cash equivalents in favor of banks or other depository institutions incurred in the ordinary course of business in deposit accounts maintained with such bank or depository institution to the extent permitted under this Agreement, and (d) Liens imposed against property of an Account Debtor that secures such Account Debtor’s obligations under a Note Receivable owned by Borrower, provided such Lien does not result from any obligation of Borrower and is not imposed by the applicable lienholder against Borrower directly.

“Permitted Protest” means the right of Borrower to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

“Permitted Refund” means, in connection with any Note Receivable, any promise to refund or return to the Account Debtor on such Note Receivable any upfront, facility or similar fee if such Note Receivable is fully funded and outstanding until its maturity date, provided (i) the amount of any such Permitted Refund shall not in any case exceed 2% of the aggregate commitment amount of such Note Receivable, and (ii) provided further that, as to any Note Receivable as of any date of determination, the amount of any Permitted Refund shall be deemed to be the aggregate facility fee amount that would have to be refunded or returned to the applicable Account Debtor assuming the maturity date of such Note Receivable were such date of determination.

“Permitted Restricted Payments” means~~:~~

~~(a) prior to the Amortization Period~~, distributions to the holders of Borrower’s Stock (including Permitted Tax Distributions) paid in cash only to the extent permitted by applicable law, so long as (i) no Default or Event of Default (or, in the case of any Permitted Tax Distributions, no Event of Default under Sections 8.1(a), (b), (c), (d), (e) or (p)) shall have occurred and be continuing or would occur as a result thereof, (ii) Agent and Lenders shall have received the financial statements required by Section 6.3(a) for the most recently completed fiscal month, (iii) both before and after giving effect to any such distribution, Borrower shall be in pro forma compliance with each covenant set forth in Section 7.17 and (iv) Borrower shall have delivered to Agent a current Borrowing Base Certificate which includes a detailed calculation showing that the Borrowing Base (after giving effect to the Permitted Restricted Payment) is equal to or greater than the aggregate amount of outstanding Advances;

~~(b)~~ during the Amortization Period, distributions to the holders of Borrower’s Stock (including Permitted Tax Distributions) paid in cash only to the extent permitted by applicable law, so long as (i) ~~no Default or Event of Default (or, in the case of any Permitted Tax Distributions, no Event of Default under Sections 8.1(a), (b), (c), (d), (e) or (p)) shall have occurred and be continuing or would occur as a result thereof, (ii) Agent and Lenders shall have received the financial statements required by Section 6.3(a) for the most recently completed fiscal month, (iii) both before and after giving effect to any such distribution, Borrower shall be in pro forma compliance with each covenant set forth in Section 7.17; and (iv) Borrower shall have delivered to Agent a pro forma forecast of contractually expected Collections (including the source, amount and expected timing of all such Collections) for the remainder of the Amortization Period, which pro forma estimate shall reflect in a manner reasonably satisfactory to Agent Borrower’s ability to satisfy its obligations to make Required Amortization Amounts during the remainder of the Amortization Period as and when required under Section 2.5(b), in each case assuming a drop in contractually scheduled Collections of 10% during the Amortization Period.~~

“Permitted Tax Distributions” means, with respect to each taxable year of HCI, distributions to HCI (including Permitted Tax Distributions) in an amount that does not exceed 110% of the amount equal (in the aggregate) to the sum of (i) HCI’s “investment company taxable income” (within the meaning of Section 852(b)(2) of the IRC), determined without regard to Section 852(b)(2)(D) of the IRC, and (ii) the excess of HCI’s interest income excludable from gross income under Section 103(a) of the IRC over its deductions disallowed under Sections 265 or 171(a)(2) of the IRC, in each case recognized by HCI in respect of its ownership of Borrower for U.S. federal income tax purposes, as certified by HCI and Borrower to Agent in a written notice setting forth the calculation thereof.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Pricing Grid” means the table set forth below, as shall be used to determine the applicable SOFR Margin, ABR Margin and Unused Fee Amount, in each case, as determined by reference to the applicable Average Used Line Amount Percentage for such period, as set forth below:

Average Used Line Amount Percentage during such Period	SOFR Margin	ABR Margin	Unused Fee Amount
Less than or equal to 33.33%	2.75%	1.75%	0.75%
Greater than 33.33% and less than or equal to 60%	2.60%	1.60%	0.50%
Greater than 60%	2.50%	1.50%	0.375%

~~“Preliminary Eligible Notes Receivable Balance” means preliminary aggregate outstanding balance of Eligible Notes Receivable determined by applying the exclusions set forth in the definition of “Excess Concentration Amount” and aggregating the outstanding balance of the eligible portions thereof.~~

“Prime Rate” means the rate of interest per annum publicly announced, from time to time, by Agent as its “prime rate”, with the understanding that the “prime rate” is one of Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Agent may designate.

“Prohibited Industry” means each of the following industries: marijuana related businesses, munitions, firearms, adult entertainment, the making or collection of pay day loans, pawn shops, automobile title loans, tax refund anticipated loans, credit repair services, drug paraphernalia, tax evasion, business engaged in predatory lending practices, strip mining and any other industry which is illegal under Applicable Law.

“Projections” means, with respect to HCI, HCI’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, in the form provided to HCI’s Board of Directors, together with reasonable supporting details and a statement of underlying assumptions, in the form provided to HCI’s Board of Directors.

“Pro Rata Share” means, as of any date of determination, with respect to all matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), (a) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the aggregate Commitments of all Lenders, and (b) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender’s Advances, by (ii) the aggregate outstanding principal amount of all Advances.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Real Property” means any estates or interests in real property.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Time” with respect to any setting of the then-current Benchmark means, the time determined by the Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replacement Lender” has the meaning set forth in Section 15.2(a).

“Report” has the meaning set forth in Section 16.17(a).

~~“Required Amortization Amount” means, as of any date of determination, an amount equal to the product of (x) 1/12 multiplied by (y) the Amortization Commencement Date Principal Balance multiplied by (z) the number of Payment Dates that have occurred since the Amortization Commencement Date.~~

“Required Asset Documents” means the documents set forth on Schedule R-1 hereto.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares constitute more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated irrevocably, more than fifty percent (50%) of the Obligations then outstanding; provided, however, that at any time when there are two or more unaffiliated Lenders, “Required Lenders” shall mean two or more unaffiliated Lenders whose aggregate Pro Rata Shares constitute more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated irrevocably, more than fifty percent (50%) of the Obligations then outstanding; provided further, that the Pro Rata Share or existence of any Defaulting Lender shall be disregarded in any determination of what constitutes Required Lenders.

“Reserve Notice” has the meaning specified therefor in Section 2.1(b)(i).

“Reserve Objection” has the meaning specified therefor in Section 2.1(b)(ii).

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Payments” means (a) any dividend or other distribution, in cash or other property, direct or indirect, on account of any class of Stock in Borrower, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Stock in Borrower, now or hereafter outstanding, (c) any payment made to retire, or obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Stock in Borrower, now or hereafter outstanding, (d) any payment or prepayment of principal, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness owing to a holder of Stock in Borrower or an Affiliate of a holder of Stock in Borrower, or (e) any payment (including any compensation to an officer or director of Borrower, as such), loan, contribution or other transfer of funds to a holder of Stock in Borrower or to an Affiliate of Borrower or an Affiliate of any holder of Stock in Borrower not expressly authorized in the Loan Documents.

“Retained Interest” means, with respect to any Note Receivable that is transferred to Borrower, (i) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Loan arising under the related loan documents, (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing any agented or syndicated transaction including such Loan that relate to such portion(s) of the indebtedness that is owned by another lender (which may be the Originator or an Affiliate thereof) and (iii) the unfunded portion(s) of such Note Receivable.

“Revolver Usage” means, as of any date of determination, the aggregate principal amount of outstanding Advances.

“Revolving Advances” has the meaning set forth in Section 2.1(a).

“Revolving Credit Availability Period” means the period commencing on the first date upon which each condition set forth in Section 3.1 has been satisfied and ending on the earlier of (a) ~~January 13, 2026~~the Maturity Date, and (b) termination pursuant to Section 9.1.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Advances and such Lender’s participation in Swingline Loans at such time.

“Revolving Note” has the meaning specified therefor in Section 2.18(a)

“RIC” means a regulated investment company under the IRC.

“S&P” has the meaning set forth in the definition of “Cash Equivalents”.

“Sale and Servicing Agreement” means that certain Sale and Servicing Agreement, dated as of the Closing Date, among Borrower, HCI (as Originator and initial Servicer), and Agent, (a) as amended by that certain First Amendment to Sale and Servicing Agreement, dated as of the Third Amendment Effective Date, among Borrower, HCI (as Originator and initial Servicer), and Agent and (b) as the same may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Screen Rate” has the meaning specified in the definition of the term “Interpolated Rate”.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, MUFG Union Bank, N.A., MUFG Bank, Ltd. and the Lenders party thereto.

“Second Amendment Effective Date” means June 10, 2022.

“Securities Account” means a “securities account” (as that term is defined in the Code).

“Servicer” means HCI, or any other Person that assumes the functions of servicing the Notes Receivable with the prior written consent of Agent or is otherwise appointed pursuant to the terms of the Sale and Servicing Agreement.

“Servicing Fees” means the “Servicing Fee” payable to Servicer in accordance with the Sale and Servicing Agreement, which shall in no case exceed for each Collection Period (as defined in the Sale and Servicing Agreement) one percent (1.0%) per annum on the average of the Aggregate Outstanding Loan Balances (as defined in the Sale and Servicing Agreement) as of the first and last day of such Collection Period.

“Settlement” has the meaning set forth in Section 2.3(f)(i).

“Settlement Date” has the meaning set forth in Section 2.3(f)(i).

“Singapore Dollars” means the lawful currency of Singapore.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“SOFR Margin” means for any SOFR Loan with an Interest Period of one or three months, ~~two and three-quarters percent (2.75%); provided that the SOFR Margin shall be increased by one-half of one percent (0.5%) during the Amortization Period.~~means the margin set forth in the “SOFR Margin” column of the Pricing Grid for any period of determination, in each case as determined by reference to the applicable Average Used Line Amount Percentage for such period, as set forth in the Pricing Grid.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“Sterling” or “£” mean the lawful currency of the United Kingdom.

~~“Special Servicer” means (a) any special servicer permitted pursuant to and in accordance with the applicable Intercreditor Agreement, or (b) any other special servicer acceptable to Agent in its sole discretion.~~

~~“Special Servicer Fees and Expenses” has the meaning specified therefor in the Intercreditor Agreement.~~

~~“Split-Funded Note Receivable” means any Note Receivable originated by HCI with respect to which HCI is the administrative agent (and the lienholder pursuant to the Note Receivable) and with respect to which any Split-Funded Note Receivable Party (other than Borrower) has purchased commitments.~~

~~“Split-Funded Note Receivable Documents” collectively means, at any time, any loan agreements, Intercreditor Agreements, or other agreements and documents between or among, as applicable, an Account Debtor, Borrower, HCI, and/or any other Person, as a co-lender, Agent, and/or any lender or agent acting for a group of lenders to HCI or a Subsidiary thereof, providing for or otherwise governing Split-Funded Notes Receivable and each co-lender’s (including Borrower’s) rights and remedies with respect thereto.~~

~~“Split-Funded Note Receivable Party” means any of (i) Borrower, (ii) Hercules Funding II, (iii) a wholly-owned Subsidiary of HCI or other Affiliate of Borrower approved by Agent in its Permitted Discretion, or (iv) a securitization vehicle of HCI.~~

“Stock” means all shares, options, warrants, membership interests, units of membership interests, other interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. Notwithstanding anything herein to the contrary, the term “Subsidiary” shall not include any Person that is an Account Debtor in respect of a Note Receivable.

“Supporting Obligation” means any supporting obligation (as that term is defined in the Code), including any a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, Note Receivable, instrument, or Investment Property.

~~“Sustainable and Renewable Energy Notes Receivable” means investments in companies involved in clean vehicle technology, energy generation and storage, and agricultural and advanced material technology related to sustainable and renewable energy.~~

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Lender” means MUFG, in its capacity as lender of Swingline Loans hereunder. Any consent required of Agent shall be deemed to be required of Swingline Lender and any consent given by MUFG in its capacity as Agent shall be deemed given by MUFG in its capacity as Swingline Lender as well.

“Swingline Loan” means a loan made by Swingline Lender to Borrower pursuant to Section 2.2.

“Swingline Note” has the meaning specified therefor in Section 2.18(b).

“Swingline Sublimit” means an amount equal to the lesser of (a) $0.00 and (b) the total amount of the Commitment. The Swingline Sublimit is part of, and not in addition to, the Commitments.

“Swiss Francs” means the lawful currency of Switzerland.

“Tangible Net Worth” means, with respect to any Person as of any date of determination, determined on a consolidated basis and in accordance with GAAP, the result of (a) such Person’s total members’ or shareholder’s equity, minus (b) all Intangible Assets of such Person, minus (c) all of such Person’s prepaid expenses, minus (d) all amounts due to such Person from Affiliates of such Person.

“Target Industry” has the meaning specified in the definition of “Excess Concentration Amounts”.

“Tax Blocker Subsidiary” means any wholly-owned subsidiary of the Borrower from time to time designated in writing by the Borrower, and consented to by Agent (not to be unreasonably withheld, conditioned or delayed; provided, that no such consent shall be required in connection with the formation of a Tax Blocker Subsidiary if the inability to transfer any applicable asset to such Tax Blocker Subsidiary would reasonably be expected to result in material adverse tax consequences to the Borrower or the Servicer), as a “Tax Blocker Subsidiary” (which notice of designation will contain a description of the assets to be transferred to such subsidiary); provided, further, that no Tax Blocker Subsidiary shall hold any assets other than in connection with the receipt of equity securities with respect to a Note Receivable.

“Taxes” has the meaning set forth in Section 16.11(a).

~~“Technology Industry Loan” means a loans to an Account Debtor that is a company that provides products or services that require advanced innovative technologies. The industry sub-sectors, include, but are not limited to, computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, internet consumer and business services, telecommunications, telecommunications equipment, media, sustainable and renewable energy technologies and energy efficiency and monitoring technologies.~~

~~“Technology Industry Note Receivable” means a Note Receivable due from an Account Debtor that is a company that provides products or services that require advanced innovative technologies. The industry sub-sectors, include, but are not limited to, computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, internet consumer and business services, telecommunications, telecommunications equipment, media, sustainable and renewable energy technologies and energy efficiency and monitoring technologies.~~

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment” means that certain Third Amendment to Loan and Security Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, Agent and the Lenders party thereto.

“Third Amendment Effective Date” means January 13, 2023.

“Type” when used in reference to any Advance or Borrowing, refers to whether the rate of interest on such Advance, or on the Advances comprising such Borrowing, is determined by reference to Term SOFR or ABR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 16.11(b)(i).

“Umpqua” means Umpqua Bank.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

~~“Union Bank” means MUFG Union Bank, N.A.~~

“Unitranche Loan” means any Note Receivable that is comprised of a first-out tranche and a last-out tranche governed by an agreement among lenders; provided that (i) such Note Receivable is secured by a valid and perfected first priority Lien on substantially all of the Account Debtor’s assets, subject to any customary “permitted liens” or equivalent concept as defined in the applicable loan documents, (ii) the payment obligation of the Account Debtor on such Note Receivable is either senior to, or pari passu with, all other Indebtedness for borrowed money of such Account Debtor or the first-out tranche of such Unitranche Loan (except that the last-out tranche may be subordinated to the first-out tranche); (iii) no other Indebtedness of the Account Debtor secured by a Lien (other than permitted liens) on the assets of the Account Debtor exists or is outstanding and (iv) such Note Receivable monitors the Account Debtor’s financial performance through customary financial and performance covenants.

“United States” means the United States of America.

“Unused Fee Amount” means the unused fee set forth in the “Unused Fee Amount” column of the Pricing Grid for any period of determination, in each case as determined by reference to the applicable Average Used Line Amount Percentage for such period, as set forth in the Pricing Grid.

“Voidable Transfer” has the meaning set forth in Section 17.6.

“Volcker Rule” means the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” published at 79 Fed. Reg. 5779 et seq.

“Warrant Asset” has the meaning set forth in the Sale and Servicing Agreement.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” or “¥” mean the lawful currency of Japan.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided that, if at any time any change in GAAP or any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) or other regulatory body with jurisdiction over GAAP or any financial reporting by Borrower, that results in a material change in the method of accounting in the financial statements required to be furnished to Agent hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, and either Borrower or Required Lenders will so request, Agent, the Lenders and Borrower will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided, however, that until so amended, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this

Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, in the case of obligations with respect to Bank Products, providing Bank Product Collateralization) of all of the Obligations other than (i) unasserted contingent indemnification Obligations and (ii) any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. When the payment of any obligation is stated to be due on a day which is not a Business Day, the date of such payment shall be the immediately succeeding Business Day. When the performance of any covenant, duty or obligation (other than a payment obligation) is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. Any reference herein to a particular Schedule shall be deemed to be a reference to such Schedule as it may be amended, supplemented, updated or otherwise modified as permitted under this Agreement or the other Loan Documents.

1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.7 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2. LOAN AND TERMS OF PAYMENT.

2.1 Revolver Advances.

(a) Subject to the terms and conditions of this Agreement (including, without limitation, the satisfaction of each applicable condition set forth in Sections 3.1 and/or 3.2), during the Revolving Credit Availability Period, each Lender agrees (severally, not jointly or jointly and severally) to make advances (“Revolving Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base.

(b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in accordance with clauses (i) and (ii) below.

(i) Such reserves shall be in such amounts as Agent in its Permitted Discretion shall deem necessary or appropriate against the Borrowing Base, solely with respect to (A) sums that Borrower is required to pay (such as taxes) and has failed to pay under any Section of this Agreement or any other Loan Document, (B) amounts owing by Borrower or any of its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent’s Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens in and to such item of the Collateral, (C) with respect to any Note Receivable, the valuation of such Note Receivable or the Collateral securing any Note Receivable, and (D) the aggregate amount of unfunded commitments of Borrower to the makers of Notes Receivable; provided that such unfunded commitments are not subject to any conditions or milestone requirements that have not been met or are reasonably likely to be met within thirty (30) days. Prior to the establishment of any such reserve, Agent shall first notify in writing and discuss with Borrower any such reserve that Agent proposes to establish, which written notice (each, a “Reserve Notice”) shall in any event set forth: (x) the amount of any such proposed reserve; and (y) the rationale for such reserve.

(ii) Notwithstanding the foregoing, no reserve shall be established pursuant to clause (i)(C) above unless the Borrower has failed to provide written notice of its objection to such reserve (each, a “Reserve Objection”) within five (5) Business Days after its receipt of the applicable Reserve Notice. If, during such five (5) Business Day period, the Borrower delivers a Reserve Objection to the Agent, then the Borrower shall have the right to request that the applicable Note Receivable be independently valued by an Approved Third-Party Appraiser retained by the Borrower and no reserve shall be taken with respect to such Note Receivable pursuant to clause (i)(C) above and instead: (x) until such Third-Party Appraiser valuation is obtained, the Net Eligible Balance of such Note Receivable shall be the lower of: (i) the aggregate outstanding principal balance of such Note Receivable or (ii) the value of such Note Receivable as determined under GAAP as reflected in the most recently delivered quarterly financial statements of Borrower, and (y) once such Third-Party Appraiser valuation is obtained, then the Net Eligible Balance of such Note Receivable shall be the value as determined by such Approved Third-Party Appraiser, provided that any such valuation by such Approved Third-Party Appraiser shall be delivered to the Agent within thirty (30) days after delivery of the applicable Reserve Objection. Any such valuation may be updated from time to time by further valuations of such Approved Third-Party Appraiser, in which case the Net Eligible Balance of such Note Receivable shall be such updated valuation.

(iii) If the rationale set forth in the Reserve Notice for any reserve shall no longer exist, then such reserve shall automatically be extinguished.

(c) Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

(d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

2.2 Swingline Loans.

(a) Swingline Loans. Subject to the terms and conditions set forth herein, Swingline Lender, in reliance on the agreements of Lenders set forth in this Section 2.2, may in its sole discretion make Swingline Loans to Borrower from time to time on any Business Day during the Revolving Credit Availability Period, in an aggregate principal amount that will not result in (i) the Revolving Credit Exposure of Swingline Lender exceeding its Commitment, (ii) the total Revolving Credit Exposures exceeding the total Commitments or (iii) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit; provided, that Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan and Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Swingline Loan may have, Fronting Exposure; and provided further, that in making any such Swingline Loan, the Swingline Lender shall not waive any of the terms or conditions set forth herein without first obtaining the prior written consent of the Lender or

Lenders acquiring a participation of such Swingline Loan pursuant to Section 2.2(b) below. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans. Promptly after receipt of a request for a Borrowing, Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(a) apply to such requested Borrowing, or (ii) to request Swingline Lender to make a Swingline Loan pursuant to the terms of Section 2.3(b) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(b), Agent shall elect to have the terms of Section 2.3(a) apply to such requested Borrowing.

(b) Participations by Lenders in Swingline Loans.

(i) Immediately upon the making of a Swingline Loan by Swingline Lender, and without any further action on the part of Swingline Lender or Lenders, Swingline Lender hereby grants to each Lender, and each Lender hereby acquires from Swingline Lender, a participation in such Swingline Loan equal to such Lender’s Pro Rata Share of the amount of such Swingline Loan. Swingline Lender may, by written notice given to Agent not later than 10:00 a.m., New York time, on any Business Day, require Lenders to fund participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will fund such participations. Promptly upon receipt of such notice, Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees, upon receipt of notice as provided above in this paragraph, to pay to Agent, for account of Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuation of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.3 with respect to Advances made by such Lender (and Section 2.3 shall apply, mutatis mutandis, to the payment obligations of Lenders), and Agent shall promptly pay to Swingline Lender the amounts so received by it from Lenders.

(ii) Agent shall notify Borrower of any participations in any Swingline Loan funded pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to Agent and not to Swingline Lender. Any amounts received by Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan made by Swingline Lender after receipt by Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to Agent. Any such amounts received by Agent shall be promptly remitted by Agent to Lenders that shall have made their payments pursuant to the preceding paragraph and to Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to Swingline Lender or to Agent, as applicable, if and to the extent such payment is required to be refunded to Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

(c) Resignation of Swingline Lender. Swingline Lender may resign at any time by giving thirty (30) days’ prior notice to Agent, Lenders and Borrower. After the resignation of Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.

2.3 Borrowing Procedures and Settlements.

(a) Borrowing Procedures of Revolving Advances. Each Borrowing shall be made by an irrevocable written request in the form of Exhibit F-1 hereof by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (New York time) no later than (i) in the case of a SOFR Loan, three (3) U.S. Government Securities Business Days prior to the date that is the requested Funding Date, or (ii) in the case of an ABR Loan, the Business Day prior to the date that is the requested Funding Date) specifying (A) the amount of such Borrowing, and (B) the requested Funding Date, which shall be a Business Day; provided that Swingline Borrowings shall be made as provided in Section 2.3(b).

(b) Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon Borrower’s notice to Swingline Lender and Agent. Each such notice shall be in the form of a written request in the form of Exhibit F-2 hereof, appropriately completed and signed by an Authorized Person and must be received by Swingline Lender and Agent not later than 10:00 a.m. (New York time) on the date of the requested Swingline Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $100,000 or a larger multiple of $50,000, and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Subject to the terms and conditions set forth herein, Swingline Lender shall make each Swingline Loan available to Borrower by credit to Borrower’s account with Swingline Lender or by wire transfer in accordance with instructions provided to (and reasonably acceptable to) Swingline Lender, not later than 3:00 p.m. (New York time) on the requested date of such Swingline Loan. Each Swingline Loan hereunder shall bear interest at the ABR.

(c) Making of Advances.

(i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify Lenders, not later than 4:00 p.m. (New York time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. (New York time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Revolving Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower not later than 3:00 p.m. (New York time) on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Custodial Account or to such other account as shall be designated by Borrower to Agent.

(ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 12:00 noon (New York time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Revolving Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Advances composing such Borrowing. The failure of any Lender to make any Revolving Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Revolving Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Swingline Lender on a pro rata basis of any amounts owing by such Defaulting Lender to Swingline Lender hereunder, (B) second, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Advance (or other funding obligation) was funded by such other Non-Defaulting Lender), (C) third, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 3.3) as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (D) fourth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (J) of Section 2.4(b)(i). Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.13(a), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (and Borrower shall not be required to pay any fee payable under Section 2.13(a) that otherwise would have been required to have been paid to such Defaulting Lender); provided, that (x) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, and (y) any waiver, amendment or modification to this Agreement requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. The provisions of this Section 2.3(c)(iii) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, and Borrower shall have waived, in writing, the application of this Section 2.3(c)(iii) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent); provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The operation of this Section 2.3(c)(iii) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower, at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations), but including all interest, fees (other than any fee payable under Section 2.13(a) relating to any period in which Lender was a Defaulting Lender), and other amounts that may be due and payable in respect thereof; provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(c)(iii) and any other provision contained in this Agreement or any other Loan

Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(c)(iii) shall control and govern.

(iv) If a payment is made by the Agent (or its Affiliates) to any Lender in error (as determined by the Agent and whether known to the recipient or not) in excess of the amount of any payment actually made by, or on behalf of, the Borrower if in respect of the Obligations or if a Lender is not otherwise entitled to receive such funds at such time of such payment, which payment was not intended for such Lender under the Loan Documents, then such Lender shall forthwith on demand repay to the Agent the portion of such payment that was made in error (or otherwise not intended (as determined by the Agent) to be received) in same day funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent (or its Affiliate) to such Lender to the date such amount is repaid by such Lender to the Agent (or its Affiliate) in same day funds at the ABR from time to time in effect; provided that the Agent shall have notified such Lender of such payment within two (2) Business Days after the making thereof. Each Lender that fails to return such amounts to the Agent within one (1) Business Day after receipt of such notice shall be a Defaulting Lender for all purposes under this Agreement, and each Lender hereby agrees that the Agent (or its Affiliate) is authorized at any time and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits of such Lender (general or special, time or demand, provisional or final) at any time held by the Agent (or its Affiliate, including by branches and agencies of the Agent, wherever located) for the account of such Lender against any such amounts. Each Lender irrevocably waives the discharge for value defense in respect of any such payment. Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower and the other Loan Parties shall have no obligations, liabilities or responsibilities for any actions, consequences or remediation (including the repayment or recovery of any amounts) contemplated by this Section 2.3(c)(iv).

(d) [Reserved].

(e) Agent Revolving Advances.

(i) Agent hereby is authorized by Borrower and Lenders, from time to time in Agent’s sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Revolving Advances to Borrower on behalf of Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Revolving Advances described in this Section 2.3(e) shall be referred to as “Agent Advances”); provided, however, that Agent shall not knowingly make additional Agent Advances that would cause the aggregate amount of outstanding Agent Advances at such time to exceed ten percent (10%) of the Borrowing Base at such time without the consent of all Lenders. Each Agent Advance shall be deemed to be a Revolving Advance hereunder, except that all payments thereon shall be payable to Agent solely for its own account.

(ii) The Agent Advances shall be repayable on demand and secured by the Agent’s Liens granted to Agent under the Loan Documents, shall constitute Revolving Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Revolving Advances that are ABR Loans.

(f) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Advance, and (2) with respect to Collections received, as to each by notifying Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances and Agent Advances exceeds such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, then Agent shall, by no later than 2:00 p.m. (New York time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances, and (z) if a Lender’s balance of the Advances and Agent Advances is less than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, such Lender shall no later than 2:00 p.m. (New York time) on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Advance and shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances and Agent Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

(iii) During the period between Settlement Dates, Agent with respect to Agent Advances and each Lender with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or Lenders, as applicable.

(g) Notation. Agent, as a non-fiduciary agent for Borrower, shall record on its books the principal amount of the Advances and stated interest owing to each Lender, including Swingline Loans owing to Swingline Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Advances in its books and records, including computer records.

(h) Lenders’ Failure to Perform. All Advances (other than Swingline Loans and Agent Advances) shall be made by Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments.

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent

Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application of Payments.

(i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual lenders, if any), aggregate principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. So long as no Event of Default has occurred and is continuing, Borrower shall remit all payments to Agent as and when due hereunder for application to the Obligations as described above. During the continuance of any Event of Default, all amounts in the Borrower Accounts and all proceeds of Accounts or other Collateral received by Agent shall be applied by Agent as follows:

(A) first, to pay on a ratable basis, until paid in full any Collateral Custodian Fees then due to Collateral Custodian under the Collateral Custodian Agreement;

(B) second, to pay the Servicing Fee of Servicer and, with respect to a successor Servicer ~~or the Special Servicer, as applicable~~, expenses and other amounts due to such successor Servicer under the Sale and Servicing Agreement ~~or Special Servicer Fees and Expenses due to the Special Servicer under the applicable Intercreditor Agreement, respectively~~ (provided, that with respect to the initial Servicer, such Servicing Fee shall only be paid so long as no Event of Default has occurred and is continuing), until paid in full;

(C) third, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full;

(D) fourth, to pay any Lender Group Expenses then due to Lenders under the Loan Documents, on a ratable basis, until paid in full;

(E) fifth, to pay any fees then due to Agent (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full;

(F) sixth, to pay interest and fees due in respect of all Agent Advances, until paid in full;

(G) seventh, ratably to pay interest and fees due in respect of the Advances (other than Agent Advances) and the Swingline Loans, until paid in full;

(H) eighth, to pay the outstanding principal of all Agent Advances until paid in full,

(I) ninth, subject to the proviso at the end of this clause (I), ratably

1)	to pay the outstanding principal of all Swingline Loans until paid in full,

2)	to pay the outstanding principal of all Revolving Advances until paid in full, and

3)

ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause 3) of the most recently established Bank Product Reserve Amount (but in no event in an amount in excess of five percent (5%) of the Maximum Revolver Amount at such time) to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations, and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable) and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(i), beginning with tier (A) hereof;

provided, however, that, at any time, upon satisfaction of the conditions described in the definition of “Permitted Restricted Payments” applicable to Permitted Tax Distributions at such time, Borrower may request from Agent, and Agent shall release to Borrower, funds in the Custodial Account for the purposes of making a Permitted Tax Distribution immediately prior to the payment of the amounts described in this clause (I)~~, except that during the Amortization Period any such release to Borrower for the purposes of making a Permitted Tax Distribution shall occur only after an amount of Advances equal to the then applicable Required Amortization Amount shall have already been paid to Lenders pursuant to this clause (I);~~;

(J) tenth, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(K) eleventh, ratably to pay any Obligations owed to Defaulting Lenders, and

(L) twelfth, to Borrower (to be wired to the Custodial Account) or such other Person entitled thereto under applicable law.

(ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

(iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.3(b) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(iv) For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(v) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(c) Repayment of Swingline Loans. Borrower shall repay to Agent for account of Swingline Lender each Swingline Loan made by Swingline Lender on the earlier to occur of (i) the date that is five (5) Business Days after such Swingline Loan is made and (ii) the Revolving Credit Availability Period; provided that on each date that a Revolving Advance is made, Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Advance shall be applied by Agent to repay any Swingline Loans outstanding. At any time that there shall exist a Defaulting Lender, immediately upon the request of Swingline Lender, Borrower shall repay the outstanding Swingline Loans made by Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans.

(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 16.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in paragraph (d) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swingline Loans in an amount equal to Swingline Lender’s Fronting Exposure.

(f) Defaulting Lender Cure. If Borrower, Agent and Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Swingline Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Swingline Loans and funded and unfunded participations in Swingline Loans to be held pro rata by Lenders in accordance with the Commitments (without giving effect to paragraph (c) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Swingline Loans. So long as any Lender is a Defaulting Lender, Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan.

2.5 Overadvances ~~and Required Amortization Amount~~.

~~(a) Overadvances.~~ If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Section 2.1 is greater than (i) the Maximum Revolver Amount or (ii) the Borrowing Base (an “Overadvance”), except as otherwise permitted pursuant to Section 2.3(e), Borrower shall promptly (but in any event within two (2) Business Days after delivery of a Borrowing Base Certificate demonstrating such excess) pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). All Overadvances shall be treated as ABR Loans. In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

~~(b) Required Amortization Amount. If, as of any Payment Date following the Amortization Commencement Date, the Amortization Commencement Date Principal Balance has not been reduced by at least the Required Amortization Amount as of such date, then Borrower immediately shall pay to Agent, in cash, the amount of such shortfall, which amount shall be used by Agent to reduce the outstanding principal amount of the Amortization Commencement Date Principal Balance.~~

2.6 Termination or Reduction of Commitment.

(a) Optional. Borrower may, upon notice to Agent, terminate the unused portion of the Commitments, or from time to time reduce the unused Commitments; provided that (i) each such notice shall be in writing and must be received by Agent at least three (3) Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied), (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or a larger multiple of $10,000,000, or as otherwise agreed upon between Agent and Borrower and (iii) Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the total Revolving Credit Exposures would exceed the total Commitments. Unless previously terminated, the Commitments shall automatically terminate at the end of the Revolving Credit Availability Period.

(b) Application of Commitment Reductions. Agent will promptly notify Lenders of any termination or reduction of the Commitments pursuant to this Section 2.6. Upon any reduction of unused Commitments, the Commitment of each Lender shall be reduced by such Lender’s Pro Rate Share of the amount of such reduction.

2.7 Interest Rates: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.7(b) below, the greater of (x) all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof and (y) during the Revolving Credit Availability Period, 15% of the Maximum Revolver Amount, shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a SOFR Loan, at a per annum rate equal to (A) Term SOFR for the Interest Period therefore plus (B) the SOFR Margin, and

(ii) otherwise, at a per annum rate equal to (A) the ABR plus (B) the ABR Margin;

provided that, each Swingline Loans shall be ~~a~~an ABR Loan.

(b) Default Rate. (i) Automatically during the continuation of an Event of Default pursuant to Section 8.1(a) or 8.1(e) or an Event of Default pursuant to Section 8.1(b) that is due to a failure to comply with a covenant contained in Section 7.17, or (ii) at the written election of the Required Lenders during the continuation of any other Event of Default, all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two percent (2.0%) above the per annum rate otherwise then-applicable hereunder to ABR Loans or SOFR Loans hereunder.

(c) Payment. Except to the extent, if any, provided to the contrary in Section 2.13, Section 2.15, or elsewhere in this Agreement, interest and all other fees payable hereunder shall be due and payable, in arrears, (i) on each Payment Date that Obligations or Commitments are outstanding, and (ii) on the Maturity Date. On or about ten (10) days prior to each Payment Date, Agent will provide Borrower with an indicative statement detailing the amount of interest, fees and expenses payable on the immediately upcoming Payment Date, which amounts shall be subject to modification as a result of changes occurring between the date of delivery of such statement and such Payment Date (and Agent shall use commercially reasonable efforts to provide Borrower with prompt written notice of any such modification(s) on or prior to such Payment Date). Borrower hereby authorizes Agent from time to time to debit (by ACH or otherwise) from any Borrower Account all interest and fees (when due and payable), the fees and costs provided for in Section 2.13 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the Bank Product Reserve Amount). Borrower further authorizes Agent, from time to time with prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), the fees and costs provided for in Section 2.13 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the Bank Product Reserve Amount) to Borrower’s Loan Account, which amounts thereafter constitute Revolving Advances hereunder and shall accrue interest at the rate then applicable to Revolving Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter constitute Revolving Advances hereunder and shall accrue interest at the rate then applicable to Revolving Advances hereunder.

(d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Term SOFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

(e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(f) SOFR Conforming Changes. In connection with the use or administration of SOFR, the Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR.

(g) Interest Elections.

(i) Election by Borrower for Borrowings. Subject to Section 2.3, the Loans comprising each Advance initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Loan, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Loan to a Loan of a different Type or to continue such Loan as a Loan of the same Type and, in the case of a SOFR Loan, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Loan, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Advance, and the Loans comprising each such portion shall be considered a separate Advance. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(ii) Notice of Elections. Each such election pursuant to this Section shall be made upon the Borrower’s irrevocable notice to the Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower, and must be received by the Agent not later than the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(iii) Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.3:

(A) the principal amount of Loans to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loan (in which case the information to be specified pursuant to clauses (C) and (D) below shall be specified for each resulting Loan);

(B) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(C) whether the resulting Loan is to be an ABR Loan or a SOFR Loan; and

(D) if the resulting Borrowing is a SOFR Loan, the Interest Period therefor after giving effect to such election.

(iv) Notice by Agent to Lenders. The Agent shall advise each applicable Lender of the details of an Interest Election Request and such Lender’s portion of such resulting Borrowing no less than one Business Day before the effective date of the election made pursuant to such Interest Election Request.

(v) Failure to Elect Interest; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to an SOFR Loan prior to the end of the Interest Period therefor, then, unless such SOFR Loan is repaid as provided herein, the Borrower shall be deemed to have selected that such SOFR Loan shall automatically be continued as an SOFR Loan with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as an SOFR Loan and (ii) unless repaid as provided herein, each SOFR Loan shall automatically be converted to an ABR Borrowing at the end of the Interest Period therefor.

2.8 Optional Prepayments.

(a) Optional Prepayment of ABR Loans. Borrower may prepay, in whole or in part (but, if in part, in an amount not less than $1,000,000 unless otherwise agreed to by Agent), any ABR Loan at any time, without penalty, upon one (1) Business Day’s prior notice by Borrower to Agent prior to the date of prepayment (or, in any case, such shorter period of time then agreed to by Agent).

(b) Optional Prepayment of SOFR Loans. Borrower may prepay, in whole or in part (but, if in part, in an amount not less than $1,000,000 unless otherwise agreed to by Agent), any SOFR Loan at any time, upon three (3) Business Days prior notice by Borrower to Agent prior to the date of prepayment (or, in any case, such shorter period of time then agreed to by Agent). The prepayment of SOFR Loans may be subject to prepayment penalties based on Lenders’ actual re-deployment costs and actual Term SOFR breakage costs~~.~~ arising therefrom. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) Business Days after receipt thereof.

(c) Any such prepayment shall be made by the payment of the principal amount to be prepaid and all accrued interest thereon to the date fixed for prepayment.

2.9 Cash Management.

(a) Accounts. All cash, checks, drafts or other items of payment relating to or constituting payments made in respect of any or all of the Collateral, all Collections, and all other proceeds of the Collateral, shall be deposited directly into the Borrower Collection Account~~, the Legacy Collection Account~~ or the Master Collection Account; provided that any such amounts deposited in the Master Collection Account shall be transferred to the Borrower Collection Account ~~or the Legacy Collection Account, at the Borrower’s election~~, by no later than the end of the next Business Day after the receipt thereof~~;~~ (it being understood and agreed that neither HCI or the Borrower shall have any liability whatsoever and no Default or Event of Default shall occur hereunder or under any other Loan Document if such Collections are not so deposited by the end of the next Business Day in connection with any action or inaction by the Agent or any of its affiliates (acting in any capacity)); provided further that if, notwithstanding the foregoing, the Borrower or Servicer (or any Affiliate) receives amounts directly with respect to such items of payment, collection, or proceeds thereof, such amounts shall be remitted directly to the Borrower Collection Account ~~or the Legacy Collection Account, at the Borrower’s election~~, by no later than the end of the next Business Day after the receipt thereof. Borrower shall maintain in effect at all times either (i) instructions to all Account Debtors on Notes Receivable to: (A) make payment of any obligations owing to Borrower directly, by ACH transfer or wire transfer, to the Borrower Collection Account~~, the Legacy Collection Account~~ or the Master Collection Account; provided that any such amounts deposited in the Master Collection Account shall be transferred to the Borrower Collection Account ~~or the Legacy Collection Account, at the Borrower’s election~~, by no later than the end of the next Business Day after the receipt thereof, and (B) to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box or other address approved in writing by Agent, or (ii) enforceable authorizations from Account Debtors permitting Borrower or Servicer to automatically debit payments in respect of all Notes Receivable directly from such Account Debtors’ deposit accounts through the Automated Clearing House (ACH) network or electronic funds transfers. Borrower shall cause all such items referenced in the preceding sentence to be credited directly to the Borrower Collection Account~~, the Legacy Collection Account~~ or the Master Collection Account; provided that any such amounts deposited in the Master Collection Account shall be transferred to the Borrower Collection Account ~~or the Legacy Collection Account, at the Borrower’s election~~, by no later than the end of the next Business Day after the receipt thereof; provided further that if, notwithstanding the foregoing, the Borrower or Servicer (or any Affiliate) receives such amounts directly, such amounts shall be remitted directly to the Borrower Collection Account ~~or the Legacy Collection Account, at the Borrower’s election,~~ by no later than the end of the next Business Day after the receipt thereof. So long as no Event of Default exists and is continuing, amounts on deposit in the Borrower ~~Collection Account or the Legacy~~ Collection Account may be swept by the Borrower to the Custodial Account. Other than such transfers to the Custodial Account (or with respect to the Master Collection Accounts, transfers to the Borrower Collection Account ~~or the Legacy Collection Account, in each case,~~ as set forth above), neither Borrower, Servicer nor any Person claiming through either shall, or attempt to (and, with respect to the Master Collection Account, to the extent such amounts are on account of Notes Receivable, Collections or any other Collateral or are otherwise attributable to the Borrower), withdraw or transfer any portion of the ~~Legacy Collection Account or the~~ Borrower Collection Account, make payments from the ~~Legacy Collection Account or the~~ Borrower Collection Account or issue withdrawal, transfer delivery or other instructions with respect to the ~~Legacy Collection Account or the~~ Borrower Collection Account. If, notwithstanding the above, Borrower or any of its Affiliates receives any payments on account of Notes Receivable, Collections or any other Collateral, then Borrower shall hold or cause its Affiliates to hold such payments in trust for Agent and shall promptly (and in any event by no later than the end of the next Business Day after the receipt thereof) deposit all such payments, to the extent of Borrower’s rights therein, into, at the Borrower’s election, the Borrower Collection Account ~~or the Legacy Collection Account~~. For the avoidance of doubt, the Master Collection Account shall not be subject to a Control Agreement in favor of any Person or other party without the consent of the Agent and the Borrower.

(b) Following the occurrence and during the continuance of an Event of Default: (i) Borrower shall not, and shall not attempt to or permit any of its Affiliates to or attempt to, withdraw or transfer any amounts in any Borrower Account, or make payments from any such account or issue withdrawal, transfer, delivery or other instructions with respect to any such account, except as may be approved by Agent in writing; (ii) Agent may apply all or any part of the amounts in such Borrower Account the Borrower or any other account of Borrower maintained with MUFG or otherwise to the Obligations as provided in Section 2.3(b) and (iii) with respect to the Master Collection Account, the Borrower shall not, and shall not permit any of its Subsidiaries or Affiliates, to, or attempt to, withdraw or transfer any amounts held therein in a manner that would violate this Agreement, to the extent such amounts are on account of Notes Receivable, Collections or any other Collateral or are otherwise attributable to the Borrower.

2.10 Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into the Agent’s Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.11 Funding of Proceeds. Agent is authorized to make the Advances under this Agreement based upon instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.7(c). Unless otherwise agreed by Agent and Borrower, any Advance or Agent Advance requested by Borrower and made by Agent or Lenders hereunder shall be made to the Custodial Account.

2.12 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances (including Agent Advances and Swingline Loans) made by Agent, Swingline Lender or Lenders to Borrower or for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.10, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.13 Fees. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among Lenders in accordance with the terms hereof and of any letter agreements between Agent and individual Lenders:

(a) Unused Line Fee. On each Payment Date ~~(other than any Payment Date occurring during the Amortization Period)~~, Borrower shall pay to Agent, on behalf of Lenders, an unused line fee equal to (i) ~~the amount by which~~ (A) the Maximum Revolver Amount then in effect ~~exceeds~~, minus (B) the greater of (1) 15% of the Maximum Revolver Amount, and (2) the ~~average Daily Balance of Advances that were outstanding from (and including) the immediately preceding Payment Date (or, with respect to the period from the Closing Date until the first Payment Date, from (and including) the Closing Date) until (but excluding) such Payment Date (the amount in this clause (i), the “~~Average ~~Unused~~Used Line Amount~~”)~~, multiplied by (ii) (~~A) if the Average Unused Line Amount is less than forty percent (40%) of the Maximum Revolver Amount then in effect, three-eighths of one percent (0.375%) per annum, (B) if the Average Unused Line Amount is less than seventy percent (70%) of the Maximum Revolver Amount then in effect but greater than or equal to forty percent (40%) of the Maximum Revolver Amount then in effect, one-half of one percent (0.500%) per annum or (C) if the Average Unused Line Amount is equal to or greater than seventy percent (70%) of the Maximum Revolver Amount then in effect, three-quarters of one percent (0.750%) per annum; provided for the avoidance of doubt, that no unused line fee shall accrue or be due and payable during the Amortization Period.~~the Unused Fee Amount for such period.

(b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter.

(c) Audit, Appraisal, and Valuation Charges. Subject to any restrictions in Section 4.6, for the separate account of Agent, Borrower shall pay to Agent audit, appraisal, and valuation fees and charges not to exceed (i) $25,000 per audit (or such higher amount as shall be mutually agreed to by Borrower and Agent) for each financial or collateral audit of Borrower performed by personnel employed by Agent, (ii) Agent’s then applicable daily rate per applicable individual, plus reasonable and documented out of pocket expenses, for the establishment of electronic collateral reporting systems, if requested by Agent, and (iii) the actual reasonable and documented charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial or collateral audits of Borrower, to establish electronic collateral reporting systems, to appraise the Collateral or any portion thereof, or to assess Borrower’s procedures or business valuation; provided that so long as no Event of Default has occurred and is continuing, Borrower will not be charged for more than one (1) collateral audit in any twelve-month period.

2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, unless such reduction is on account of Taxes, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.15 SOFR Option.

(a) Special Provisions Applicable to Term SOFR. Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Change in Law (including changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest by reference to Term SOFR. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (A) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting Term SOFR and the method for determining the amount of such adjustment, or (B) repay (or convert to ABR Loans) the SOFR Loans with respect to which such adjustment is made.

(b) Termination Right. If at any time Borrower shall be liable for the payment of any additional amounts in accordance with Section 2.14 or any Lender exercises its rights pursuant to this Section 2.15, then Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 3.5); provided that such option to terminate shall in no event relieve Borrower of paying any amounts owing pursuant to Sections 2.14 or 2.15 in accordance with the terms hereof. In no event will Borrower be responsible for increased amounts referred to in Section 2.14 or 2.15 which relate to any other entities to which the applicable Lender provides financing.

(c) Designation of Different Lending Office. Upon the occurrence of any event giving rise to Borrower’s obligation to pay additional amounts to a Lender pursuant to Sections 2.14 or any Lender exercises its rights pursuant to this Section 2.15, such Lender will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

2.16 Inability to Determine Rates. Subject to Section 2.20, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.8(b). Subject to Section 2.20, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Agent without reference to clause (c) of the definition of “ABR” until the Agent revokes such determination.

2.17 Illegality . If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, (ii) if necessary to avoid such illegality, the Agent shall during the period of such suspension compute the ABR without reference to clause (c) of the definition of “ABR,” in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.8(b).

2.18 Increase of Commitments and Maximum Revolver Amount.

(a) Additional Commitments. Provided there exists no Default or Event of Default, Borrower may from time to time request: (i) any one or more existing Lenders to increase their respective Commitments, or (ii) other financial institutions mutually approved by Agent, the Swingline Lender and the Borrower, to agree to a Commitment (each such existing Lender who has agreed to increase its Commitment or such other financial institution who has agreed to provide a new Commitment, an “Acceding Lender”), so that the total Commitments and the Maximum Revolver Amount may be increased, in increments of not less than Twenty-Five Million Dollars ($25,000,000), by up to no more than Two Hundred Million Dollars ($200,000,000) in the aggregate (for a maximum of total Commitments of Six Hundred Million Dollars ($600,000,000)). Each such increase and new Commitment shall be subject to the prior satisfaction of the following conditions, as determined by Agent:

(i) Borrower shall have requested the increased or new Commitment in writing to Agent not less than thirty (30) days prior to the effective date of the proposed new or increased Commitment;

(ii) Agent and Borrower shall have agreed upon an arrangement fee in respect of any such proposed new or increased Commitment and shall have entered into a fee letter evidencing the same (which fee letter, upon its execution and deliver by each party thereto, shall be deemed a “Loan Document” for all purposes);

(iii) the applicable Acceding Lender shall have underwritten and approved by its credit committees the proposed new or increased Commitment;

(iv) there shall exist no Default or Event of Default both at the time of the request for the increased or new Commitment and at the time at which the increased or new Commitment becomes effective;

(v) Agent and Swingline Lender shall have provided its prior written consent to such increase or new Commitment, which consent shall be a matter of its reasonable discretion;

(vi) Borrower shall deliver to Agent all documents (including, without limitation, new Notes and Loan Document modifications as Agent may reasonably request), legal opinions, certificates and instruments as Agent may require in its reasonable discretion in connection with such increase in the Commitments or new Commitment and shall pay all fees owing hereunder or under any fee letter in connection with such increased or new Commitment;

(vii) as of the date of such increased or new Commitment, the representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of such date with the same force and effect as if made on and as of such date (other than (A) those representations and warranties which are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects on and as of such date, and (B) in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, or true and correct in all respects, as the case may be, on and as of such earlier date);

(viii) both before and after giving effect to any such increased or new Commitments, Borrower (or HCI, if applicable) shall be in pro forma compliance with each covenant set forth in Section 7.17; and

(ix) each Acceding Lender shall have delivered to Agent (A) a duly executed Accession Agreement, whereby upon effectiveness thereof such Lender agrees to make Advances pursuant to the terms hereof, and (B) such other documents, instruments and agreements as Agent may require, including a completed and executed administrative details reply, administrative questionnaire or similar document in form satisfactory to Agent.

A new Acceding Lender shall become party to this Agreement by entering into an Accession Agreement. Upon the due execution and delivery of each Accession Agreement and satisfaction of the foregoing conditions, the Maximum Revolver Amount shall thereupon be increased by the amount of such Acceding Lender’s Commitment; provided, that Agent (in its capacity as such) shall have given its prior written consent to such accession. No Lender is obligated to increase its

Commitment under any circumstances whatsoever, and no Lender’s Commitment may be increased except by its execution and delivery of an Accession Agreement or another amendment to this Agreement executed and delivered by such Lender. On the effective date specified in any duly executed and delivered Accession Agreement: (1) the Acceding Lender, to the extent not already a Lender, shall be a “Lender” hereunder and a party hereto, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents, and (2) Schedule C-1 hereto shall be deemed to be amended to reflect (a) the name, address, Commitment and Pro Rata Share of such Acceding Lender, (b) the Maximum Revolver Amount as increased by such Acceding Lender’s Commitment, and (c) the changes to the other Lenders’ respective Pro Rata Shares and any changes to the other Lenders’ respective Commitments (in the event such Lender is also the Acceding Lender) resulting from such assumption and such increased Maximum Revolver Amount. On the effective date of any such increased or New Commitment, each (I) Lender’s Pro Rata Share shall be recalculated to reflect the new proportionate share of the revised total Commitments and increased Maximum Revolver Amount, (II) and each relevant Acceding Lender shall make available to Agent such amounts in immediately available funds as Agent determines, for the benefit of the other Lenders, as being required to cause, after giving effect to such increase and paying such amounts to such other Lenders, each Lender’s portion of the outstanding Advances of all Lenders to equal its Pro Rata Share of such outstanding Advances. Upon request of any Acceding Lender, Borrower shall issue a Revolving Loan Note to evidence the Principal Amount of such Lender’s Commitment.

2.19 Notes.

(a) Revolving Notes. The portion of Revolving Advances made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (each, as may be amended, restated, supplemented, replaced or otherwise modified from time to time, a “Revolving Note”), in an original principal amount equal to such Lender’s Commitments.

(b) Swingline Notes. The portion of Swingline Loans made by Swingline Lender shall be evidenced, if so requested by Swingline Lender, by a promissory note executed by Borrower (each, as may be amended, restated, supplemented, replaced or otherwise modified from time to time, a “Swingline Note”), in an original principal amount equal to the Swingline Sublimit, as in effect at such time.

2.20 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be no longer representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.8(b). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for the then-current Benchmark that is the subject of such Benchmark Unavailability Period is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

3. CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit hereunder on the Closing Date shall be deemed to be effective as of the Closing Date upon the fulfillment, to the satisfaction of Agent and each Lender (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i) this Agreement;

(ii) the Closing Certificates;

(iii) the Sale and Servicing Agreement;

(iv) the Collateral Custodian Agreement;

(v) Borrowing Base Certificate; and

(vi) each other Loan Document;

(b) the Existing Loan Agreement Debt shall be paid in full and the Existing Loan Agreement terminated;

(c) Agent shall have received copies of Borrower’s and HCI’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or Assistant Secretary of such Person or the Manager of such Person, as applicable;

(d) Agent shall have received certificates of status on or before the Closing Date with respect to Borrower and HCI issued by the appropriate officer of the jurisdiction of organization of such Person, which certificate shall indicate that such Person is in good standing in such jurisdiction;

(e) Agent shall have received certificates of status on or before the Closing Date with respect to Borrower and HCI issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Person) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Person is in good standing in such jurisdictions;

(f) [Reserved];

(g) Agent shall have received a certificate from the chief financial officer or chief executive officer of Borrower, certifying (i) as to the truth and accuracy in all material respects of the representations and warranties of Borrower contained in Section 5 of this Agreement (other than those representations and warranties already qualified by “Material Adverse Change” or a similar materiality qualifier, in which cash such certification shall certify as to the truth and accuracy in all respect of the representations and warranties of Borrower contained in Section 5 of this Agreement), (ii) the absence of any Defaults or Events of Default, and (iii) that after giving effect to the incurrence of Indebtedness under this Agreement and the other transactions contemplated by this Agreement, both HCI and Borrower are Solvent;

(h) Agent shall have completed any business, legal, and collateral due diligence requested by it, including a review of the legal structure of Borrower, HCI and their Affiliates, a collateral audit and review of the books and records of Borrower and HCI and any of their Affiliates with business operations similar to those of Borrower, a review of their collateral valuation methods, verification of each of such Person’s representations and warranties to the Lender Group, and verification of third-party service providers, in each case, the results of which shall be satisfactory to Agent;

(i) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(j) with respect to each Eligible Note Receivable as of the making of the initial Revolving Advance, Agent or Collateral Custodian shall be in possession of all of the Required Asset Documents;

(k) Agent shall have received and approved ~~Borrower’s Required Procedures, which Borrower’s Required Procedures~~the Credit Guidelines, which such Credit Guidelines shall be consistent with those previously represented to Agent and shall be acceptable to Agent in its sole discretion;

(l) Agent shall have received evidence satisfactory to Agent either that any Person having a Lien (except for Permitted Liens, if any) with respect to the assets of Borrower shall have released such Lien or that such Lien shall be automatically terminated upon the funding of the Advances to be made on the Closing Date;

(m) Borrower and HCI shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or HCI of the Loan Documents or with the consummation of the transactions contemplated thereby;

(n) [Reserved];

(o) Agent shall have received evidence satisfactory to it that Borrower has appointed an Independent Manager who is acceptable to Agent in its reasonable discretion;

(p) there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Loan Documents or that would reasonably be expected to result in a Material Adverse Change;

(q) Agent and counsel to Agent shall have received executed copies of the written enforceability, corporate UCC, true sale and non-consolidation opinions of Dechert LLP, counsel for Borrower and HCI, as to such matters as Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Agent (and Borrower hereby instructs, and HCI shall instruct, such counsel to deliver such opinions to Agent and Lenders);

(r) in order to create in favor of Agent, for the benefit of the Lender Group, a valid, perfected first priority security interest in the Collateral, Borrower shall deliver:

(i) evidence satisfactory to Agent of the compliance by Borrower of its obligations under Section 4 of this Agreement and any other collateral documents to which Borrower is a party (including, without limitation, its obligations to authorize or execute, as the case may be, and deliver Code financing statements, originals of securities, instruments and chattel paper); and

(ii) the results of a recent search, by a Person satisfactory to Agent, of all effective Code financing statements (or equivalent filings) made with respect to any personal or mixed property of Borrower and HCI in the jurisdictions reasonably specified by Agent, together with copies of all such filings disclosed by such search, and Code termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective Code financing statements (or equivalent filings) disclosed in such search and required by Agent to be terminated; and

(s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder), including the initial Advance, shall be subject to the following conditions precedent:

(a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extension of such Advance shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their respective Affiliates;

(d) no Material Adverse Change shall have occurred;

(e) no less than two (2) Business Days preceding the date of such Advance, Borrower shall have delivered to Agent or Collateral Custodian pursuant to this Agreement and the Sale and Servicing Agreement, with respect to each Note Receivable to be acquired or funded with any portion of such Advance, the originals of each of the Required Asset Documents; and

(f) Agent shall have received a current Borrowing Base Certificate.

3.3 Term. This Agreement shall continue in full force and effect for a term commencing on the Closing Date and ending ~~one year after the Amortization Commencement~~four years after Fourth Amendment Effective Date (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4 Effect of Termination. On the Maturity Date or earlier termination of this Agreement in accordance with its terms, all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of this Agreement, however, shall relieve or discharge Borrower or HCI of their respective duties, Obligations, or covenants hereunder or under any other Loan Documents and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group’s obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver, or authorize the filing of, any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.5 Early Termination by Borrower. Borrower has the option, at any time upon thirty (30) days prior written notice to Agent, to terminate this Agreement by repaying to Agent all of the Obligations in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section 3.5, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations in full, on the date set forth as the date of termination of this Agreement in such notice.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of Borrower’s right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure the prompt performance by Borrower of each of its covenants and duties under the Loan Documents. For the avoidance of doubt, the Borrower Collateral shall not include any Retained Interest or Excluded Amounts, and Borrower does not hereby assign, pledge or grant a security interest in any such items. The Agent’s Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

4.2 Negotiable Collateral. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral other than Notes Receivable previously delivered to and being held by Agent or Collateral Custodian, Borrower shall promptly endorse and deliver physical possession of such Negotiable Collateral and all agreements and documents related thereto to Collateral Custodian. All Notes Receivable shall be delivered to Agent or Collateral Custodian pursuant to this Agreement and the Sale and Servicing Agreement to hold for the benefit of Agent and Lenders, along with a duly executed Assignment of Note.

4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of Borrower and makers of Notes Receivable that the applicable Accounts, Notes Receivable, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, (b) cause a replacement servicer ~~(including, without limitation, the Special Servicer with respect to Split-Funded Notes Receivable)~~ to take possession of, and collect, Borrower’s Accounts or (c) collect such Accounts, Notes Receivable, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group’s trustee, any of its Collections that it receives and immediately will deliver such Collections to Servicer pursuant to the Sale and Servicing Agreement or, at the request of Agent, to Agent, in each case in their original form as received by Borrower.

4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

(a) Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

(b) If Borrower acquires any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within three (3) Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which Borrower shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a “Commercial Tort Claim Assignment”).

(c) At any time upon the request of Agent, Borrower shall execute or deliver to Agent, any and all fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent’s Liens in the assets of Borrower (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent’s officers, employees, or agents designated by Agent) as Borrower’s true and lawful attorney, with power to, following the occurrence and during the continuance of an Event of Default, (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) sign Borrower’s name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests or make telephone inquiries for verification of Borrower’s Accounts or Notes Receivable, (d) endorse Borrower’s name on any of its payment items (including all of its Collections) that may come into the Lender Group’s possession, (e) make, settle, and adjust all claims under Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) settle and adjust disputes and claims respecting Borrower’s Accounts, Notes Receivable, chattel paper, or General Intangibles directly with Account Debtors or makers of Notes Receivable, for amounts and upon terms that Agent determines to be reasonable, in Agent’s Permitted Discretion, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group’s obligations to extend credit hereunder are terminated.

4.6 Right to Inspect and Verify.

(a) Subject to the limitations contained in Section 2.13(c), Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter (i) to inspect the Books and make copies or abstracts thereof, (ii) upon the occurrence and during the continuance of an Event of Default and in connection with an audit, to communicate directly with any and all Account Debtors and makers of Notes Receivable to verify the existence and terms thereof (provided, that (A) Agent shall notify Borrower prior to communicating directly with an Account Debtor or maker of Notes Receivable and (B) any such communication shall be in the presence of Borrower’s or HCI’s officers (and Borrower and HCI shall use reasonable efforts to make such officers available)), and (iii) to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower’s and its Subsidiaries’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral (provided, that so long as no Event of Default has occurred and is continuing, (x) none of Agent or any of its respective officers, employees and agents may conduct any such check, test or appraisal more than twice per fiscal year and (y) Borrower shall be responsible for the reasonable and documented out-of-pocket costs and expenses of up to two (2) such checks, tests or appraisals per fiscal year, which costs and expenses shall not exceed $40,000 in the aggregate per fiscal year for all such checks, tests and appraisals collectively); and Borrower shall permit any designated representative of Agent to visit and inspect any of the properties of Borrower to inspect and to discuss its finances and properties and Collateral, upon reasonable notice and at such reasonable times during normal business hours.

(b) Subject to the limitations contained in Section 2.13(c), Borrower shall, with respect to each of its properties or facilities, during normal business hours and upon reasonable advance notice: (i) provide access to such facilities or properties to Agent, any Lender and any of their respective officers, employees and agents, as frequently as Agent determines to be appropriate; (ii) permit Agent, any Lender and any of their respective officers, employees and agents to inspect, examine, audit and make extracts from all of its Books and Records; (iii) permit Agent, any Lender and any of their respective officers, employees and agents to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that Agent considers advisable, including pursuant to field audits; and (iv) permit Agent, any Lender and any of their respective officers, employees and agents to discuss with its officers and its independent certified public accountants (in the presence of Borrower’s or HCI’s officers (and Borrower and HCI shall use reasonable efforts to make such officers available)), its business, assets, liabilities, financial condition, results of operations and business prospects and permit its independent certified public accountants to release to Agent whatever financial information concerning HCI or the Borrower as Agent may reasonably requests, provided that Agent shall schedule such visits on behalf of Lenders and shall (1) coordinate in good faith with Lenders to determine dates which are acceptable to a majority of Lenders and (2) provide five (5) days’ prior notice to Lenders of any such visit and any Lender shall be permitted to accompany Agent in such visit. Borrower shall provide to Agent, at Borrower’s expense, such clerical and other assistance as may be reasonably requested with respect thereto; provided, that, so long as no Event of Default has occurred and is continuing, (x) none of Agent, the Lenders or any of their respective officers, employees and agents may conduct any such visit more than once per fiscal year (it being understood that Agent may, in its sole discretion, conduct one (1) additional visit per fiscal year) and (y) Borrower shall be responsible for the reasonable and documented out-of-pocket expenses of only one (1) such visit per fiscal year. Representatives of Lenders may accompany Agent’s representatives on inspections and audits. Borrower shall make available to Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all of Borrower’s Books and Records and any other instruments and documents that Agent may reasonably request. Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for Borrower. If considered necessary by the Agent (in its Permitted Discretion), Borrower shall execute an authorization letter addressed to its accountants authorizing Agent or any Lender to discuss the financial affairs of Borrower with its accountants in the presence of an officer of HCI and HCI will make their officers reasonably available.

4.7 Control Agreements. Borrower agrees that it will and will cause its Subsidiaries to take any or all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. Upon the occurrence and during the continuance of an Event of Default, Agent may from time to time notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Agent’s Account.

4.8 Servicing of Notes Receivable. Until such time as Agent shall notify Borrower of the revocation of such right after the occurrence and during the continuation of an Event of Default, Borrower (a) shall, at its own expense (including through the application of available funds pursuant to Section 2.3(b)), cause Servicer to service all of the Notes Receivable, including, without limitation, (i) the billing, posting and maintaining complete records applicable thereto, and (ii) taking of such action with respect to the Notes Receivable as Borrower may deem advisable, and (b) may grant, in the ordinary course of business, to any maker of a Note Receivable, any adjustment to which such maker may be lawfully entitled, and may take such other actions relating to the settling of any such maker’s claims as may be commercially reasonable, but in each case in accordance with ~~Borrower’s Required Procedures~~the Credit Guidelines. Agent may, at its option, at any time or from time to time, after the occurrence and during the continuation of an Event of Default hereunder, revoke the collection and servicing rights given to Borrower herein by giving notice to Borrower in accordance with the terms of the Sale and Servicing Agreement.

4.9 Release of Notes Receivable.

(a) When a Note Receivable that is in the possession of Agent or Collateral Custodian is repaid in its entirety (or in connection with a restructuring, workout or insolvency involving the applicable Account Debtor), Agent shall return or shall authorize Collateral Custodian to return such Note Receivable to Borrower to facilitate its payment and Agent shall release the Agent’s Liens in such Note Receivable promptly upon receipt of the final payment relating to such Note Receivable.

(b) When a Note Receivable is sold by Borrower in accordance with the terms of this Agreement, Agent shall release the Agent’s Liens in such Note Receivable and if such Note Receivable is in the possession of Agent or Collateral Custodian, Agent shall transfer or shall authorize Collateral Custodian to transfer such Note Receivable to the purchaser thereof or as otherwise directed by such purchaser against payment of the agreed amount therefor.

(c) In the event Borrower’s collateral assignment to Agent of any mortgage and loan documents relating to a Note Receivable has been recorded and such Note Receivable is (i) repaid in its entirety, (ii) sold by Borrower in accordance with the terms of this Agreement or (iii) in default and Borrower is commencing foreclosure proceedings against the Note Receivable Collateral securing such Note Receivable, then Agent shall, at Borrower’s sole expense, execute a reassignment or release of such mortgage and loan documents for the benefit of Borrower on forms prepared by Borrower and reasonably acceptable to Agent.

5. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1 No Encumbrances. Borrower has good and indefeasible title to its assets, free and clear of Liens except for Permitted Liens.

5.2 Eligible Notes Receivable. As to each Note Receivable that is identified by Borrower as an Eligible Note Receivable in the most recent Borrowing Base Certificate submitted to Agent, as of the date of such certificate: (a) such Note Receivable is a bona fide existing payment obligation of the maker of such Note Receivable created in the ordinary course of Borrower’s business, (b) such Note Receivable has transferred by sale or contribution to, and is now owed by Borrower without any known defenses, disputes, offsets, counterclaims, or rights of cancellation, (c) such Note Receivable is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Notes Receivable, (d) the original amount of, the unpaid balance of, and the amount and dates of payments on such Note Receivable shown on the Books of Borrower and in the schedules of same delivered to Agent are true and correct, (e) Borrower has no knowledge of any fact which is reasonably likely to impair the validity or collectability of such Note Receivable, (f) such Note Receivable is subject to a first-priority or second priority security interest, as applicable, in favor of Agent (subject to Permitted Liens), (g) such Note Receivable and all collateral therefor complies with all applicable laws and (h) since delivery to Agent, such Note Receivable has not been amended nor any requirements relating thereto waived without the prior written consent of Agent, other than an extension or modification in accordance with ~~Borrower’s Required Procedures~~the Credit Guidelines then in effect.

5.3 Subsidiaries. Borrower has no Subsidiaries.

5.4 [Reserved].

5.5 Records. Borrower keeps, and causes the Servicer to keep, complete, correct and accurate records in all material respects of the Notes Receivable owned by Borrower and all payments thereon.

5.6 State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The jurisdiction of organization of HCI and Borrower is set forth on Schedule 5.6(a).

(b) The chief executive office of HCI and Borrower is located at the address(es) indicated on Schedule 5.6(b) (as such Schedule may be updated from time to time).

(c) The organizational identification numbers and federal employer identification numbers, if any, of HCI and Borrower are identified on Schedule 5.6(c).

(d) As of the Closing Date, Borrower does not hold any commercial tort claims except as set forth on Schedule 5.6(d).

5.7 Due Organization and Qualification; Subsidiaries.

(a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change. Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 5.7(b) is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the interests of each such class that are issued and outstanding. Other than as described on Schedule 5.7(b), there are no subscriptions, options, warrants, or calls relating to any capital Stock of Borrower, including any right of conversion or exchange under any outstanding security or other instrument.

(c) Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any such capital Stock.

5.8 Due Authorization; No Conflict.

(a) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

(b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal or state law or regulation, or, to the knowledge of Borrower, local law or regulation, in each case applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than under this Agreement and the other Loan Documents, or (iv) require any approval of the holders of Borrower’s Stock or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

(c) Other than the filing of financing statements, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, other than consents or approvals that have been obtained and that are still in force and effect.

(d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e) The Agent’s Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

5.9 Litigation. (a) There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened, against Borrower, and (b) there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened, against HCI that could reasonably be expected to result in a Material Adverse Change.

5.10 No Material Adverse Change. All financial statements relating to HCI and its Subsidiaries (including Borrower) that have been delivered to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects the financial condition of such Persons as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to HCI and its Subsidiaries or Borrower since the date of the latest financial statements submitted to the Lender Group.

5.11 Fraudulent Transfer.

(a) Each of HCI and Borrower is Solvent.

(b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

5.12 Employee Benefits. Borrower does not maintain or contribute to any Benefit Plan, and except as would not reasonably be expected to constitute a Material Adverse Change, none of its ERISA Affiliates maintains or contributes to any Benefit Plan.

5.13 Compliance with Statutes. Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property except, in each case, to the extent noncompliance could not reasonably be expected to result in a Material Adverse Change.

5.14 Brokerage Fees. Neither Borrower nor any of its Affiliates has utilized the services of any broker or finder in connection with Borrower’s obtaining financing from the Lender Group under this Agreement, and any brokerage commission or finder’s fee payable in connection herewith shall be the sole responsibility of Borrower or its Affiliates.

5.15 Intellectual Property. Borrower owns, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 5.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee, other than shrink wrap and other similar licenses generally available to the public.

5.16 Leases. Borrower is not a party to any lease and has no ownership interest in any Real Property.

5.17 Tax Status. Borrower is not and will not at any relevant time become an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

5.18 Complete Disclosure. All factual information furnished by or on behalf of and relating to HCI or Borrower, in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents but excluding the Projections, other forward-looking information and information of a general economic or industry-specific nature or information solely related to third parties) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein, when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided (after giving effect to all supplements and updates thereto from time to time). As of the date on which any Projections are delivered by HCI or the Borrower to Agent, such Projections represent HCI’s good faith estimate of its and, if applicable, its Subsidiaries’ future performance for the periods covered thereby based upon reasonable assumptions when made; provided, however, that the parties acknowledge that the Projections are merely estimates and that there is no guarantee that HCI, the Borrower or any of its or their Subsidiaries will achieve the results forecast in the Projections.

5.19 Indebtedness. Borrower is not the obligor under any Indebtedness other than Indebtedness permitted under this Agreement and the Loan Documents.

5.20 Enforceability. The forms and documents executed in connection with Notes Receivables are commensurate with forms and documentation used by prudent lenders in the same or similar circumstances as Borrower, and, without limiting the foregoing, are sufficient to create valid, binding and enforceable obligations of each Account Debtor named therein.

5.21 Servicing. Borrower has entered into the Sale and Servicing Agreement, pursuant to which Borrower has engaged HCI, as the initial Servicer and as Borrower’s agent, to monitor, manage, enforce and collect the Notes Receivable and disburse Collections in respect thereof as provided by the Sale and Servicing Agreement, subject to this Agreement. HCI has, and any replacement Servicer proposed by Borrower will have, the requisite knowledge, experience, expertise and capacity to service the Notes Receivable.

5.22 Permits, Licenses, Etc. Each of Borrower and HCI has, and is in compliance in all material respects with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which would not reasonably be expected to result in a Material Adverse Change. To Borrower’s knowledge, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, the loss of which could reasonably be expected to result in a Material Adverse Change, and, to Borrower’s knowledge, there is no claim that any thereof is not in full force and effect. Schedule 5.22 lists, as of the Closing Date, all of the licenses, franchises, approvals or consents of any Governmental Authority or other Person that is required for Borrower to conduct its business as currently conducted or proposed to be conducted except for such licenses, franchises, approvals, or consents the absence of which could not reasonably be expected to result in a Material Adverse Change.

5.23 Volcker Rule. Borrower is not a covered fund under the Volcker Rule.

5.24 Margin Stock. Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.25 Investment Company Act. Borrower is not required to register as an “investment company” under the provisions of the Investment Company Act of 1940, as amended.

5.26 LCR. In connection with this Agreement, Borrower represents, warrants and agrees that it has not, does not and will not during the term of the Agreement (a) issue any obligations that (i) constitute asset-backed commercial paper, or (ii) are securities required to be registered under the Securities Act of 1933, as amended, or that may be offered for sale under Rule 144A of the SEC thereunder, or (b) issue any other debt obligations or equity interests other than (1) the Obligations or other debt obligations substantially similar to the Obligations that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement, and (2) equity interests issued to HCI under the terms of Borrower’s Governing Documents. The assets and liabilities of Borrower are consolidated with the assets and liabilities of HCI under GAAP.

5.27 Patriot Act. To the extent applicable, Borrower and HCI are in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Advances will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended to the date hereof and from time to time hereafter, and any successor statute.

5.28 Sanctions; Anti-Corruption.

(a) None of Borrower, any of its Affiliates or any director, officer, employee, agent, advisor or affiliate of Borrower or any of its Affiliates is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject/target of any sanctions administered or enforced by the OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(b) Borrower, its Affiliates and their respective directors, officers and employees and, to the knowledge of Borrower, the agents of Borrower and its Affiliates, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010 (the “Bribery Act”) and any other applicable anti-corruption law, in all material respects. Borrower and its Affiliates have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA, the Bribery Act and any other applicable anti-corruption laws.

5.29 Deposit Accounts and Securities Accounts. Set forth on Schedule 5.29 is a listing of all of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

6. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, from and after the Closing Date and until termination of all of the Commitments and payment in full of the Obligations (other than with respect to contingent and indemnification obligations for which no claim has yet been made on or before the termination of all of Commitments and full and final payment of the Obligations), Borrower shall do all of the following:

6.1 Accounting System. Maintain a system of accounting that enables Servicer to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep a reporting system that shows all additions, fees, payments and write-downs with respect to the Notes Receivable.

6.2 Collateral Reporting. Provide or cause Servicer to provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

Daily	Within three (3) Business Days after an Authorized Person of Borrower or HCI acquires knowledge thereof, notice of all material claims, offsets, or disputes asserted by Account Debtors with respect to any of Borrower’s Notes Receivable;

Date of each Advance and at least monthly (not later than the 10th day of each month)	A Borrowing Base Certificate which includes a detailed calculation of the Borrowing Base as of the date of the requested Advance or the last day of the applicable month (with sufficient details to allow for the Agent to independently verify compliance); provided that a Borrowing Base Certificate need not be delivered in connection with an Advance if a Borrowing Base Certificate has previously been delivered to Agent and lenders in such calendar month and the Treasurer or the Chief Financial Officer of the Servicer certifies and represents that no changes have occurred since the date of such Borrowing Base Certificate that had adversely impacted availability as calculated in such Borrowing Base Certificate.

Monthly (not later than the 10th day of each month), calculated or determined as of the last day of the preceding month	Reports specifying (i) the current unpaid principal balance of each Note Receivable, (ii) current committed amount with respect to each Note Receivable, (iii) current payment status of each Note Receivable, (iv) a reconciliation to the detailed calculation of the Borrowing Base most recently provided to Agent, (v) a summary report of categories of non-Eligible Notes Receivable for the month most recently ended, (vi) Borrower’s credit watch list, and (vii) other such information reasonably requested by the Agent in good faith to determine compliance with the various eligibility criteria and concentration limits set forth herein.

Promptly after reasonable request by Agent	Subject to any confidentiality obligations, such other reports as to the Collateral, or the financial condition of Borrower, as Agent may reasonably request, so long as such reports are within the possession of Borrower or Servicer or may be obtained with neither undue burden or expense.

In connection with the foregoing reports, (i) Borrower shall maintain and utilize accounting and reporting systems in accordance with GAAP, and (ii) to the extent required by Agent, an Authorized Person or other representative acceptable to Agent will meet with Agent from time to time as requested by Agent to review and discuss all Notes Receivable then owned by Borrower.

6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to be delivered by Agent to each Lender (provided, if any delivery hereunder shall be due on a day that is not a Business Day, the date for delivery shall be extended to the next succeeding Business Day):

(a) [Reserved],

(b) as soon as available, but in any event within (i) forty-five (45) days after (A) with respect to HCI, the end of the first three fiscal quarters of each fiscal year of HCI and (B) with respect to Borrower, the end of the first three fiscal quarters of each fiscal year of Borrower, and (ii) sixty (60) days after, with respect to Borrower, the fourth fiscal quarter of each fiscal year of Borrower,

(i) an unaudited consolidated and consolidating balance sheet, income statement and statement of cash flow covering each of (A) Borrower, and (B) HCI’s and its Subsidiaries’ (taken as a whole) operations during such period and the year-to-date period ending thereon, in each case setting forth in comparative form the figures for the corresponding periods in the prior year; provided, that the availability via EDGAR, or any successor system of the SEC, of the financial statements in HCI’s applicable quarterly report on Form 10-Q shall be deemed delivery to Agent of the financial statements required to be delivered pursuant to this clause (b)(i), on the date such documents are made so available, and

(ii) a Compliance Certificate demonstrating in reasonable detail Borrower’s and HCI’s compliance at the end of such period with the applicable financial and portfolio covenants contained in Section 7.17 that are measured on a quarterly basis;

(c) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of HCI,

(i) consolidated financial statements of HCI and its Subsidiaries, in each case for such fiscal year, audited by independent certified public accountants of recognized national standing and certified, without any qualifications (A) as to “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.17), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management); provided, that the availability via EDGAR, or any successor system of the SEC, of the financial statements in HCI’s annual report on Form 10-K shall be deemed delivery to Agent of the financial statements required to be delivered pursuant to this clause (c)(i), on the date such documents are made so available,

(ii) unaudited consolidating financial statements of HCI and its Subsidiaries, in each case for such fiscal year (such financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management); and

(iii) a Compliance Certificate demonstrating in reasonable detail Borrower’s and HCI’s, as applicable, compliance at the end of such period with the applicable financial and portfolio covenants contained in Section 7.17;

(d) as soon as available, but in any event not later than ~~thirty~~sixty (~~30~~60 ) days after the commencement of each fiscal year of HCI, copies of Projections for HCI that have been provided to the Board of Directors of HCI for such fiscal year, certified by the chief financial officer of HCI, as being such officer’s good faith estimate of the financial performance of HCI during the period covered thereby;

(e) [Reserved];

(f) promptly upon Borrower or any Affiliate of Borrower having knowledge thereof, notify Agent of the following regarding each Note Receivable and Collateral which secures such Note Receivable:

(i) the occurrence of any event which may materially impair the prospect of payment of such Note Receivable;

(ii) the filing by Servicer or Borrower of any lawsuit to enforce its rights in the Note Receivable (including case number and court);

(iii) the consummation of any foreclosure sale or any deed or bill of sale in lieu of foreclosure, retention of collateral in satisfaction of debt or similar transaction, and deliver to Agent true and complete copies of all documentation executed in respect thereof (in the case of notices, postings and the like, and in the case of deeds, bills of sale or retention of collateral transactions, all documents related to consummation of such transaction or transfer of such property); and

(iv) the receipt by Servicer or Borrower of a notice by any Person of which Servicer or Borrower is actually aware of (x) a default with respect to any agreement evidencing or governing a Lien on any Note Receivable Collateral or (y) any foreclosure sale with respect to any Note Receivable Collateral;

(g) promptly, but in any event within five (5) Business Days after Borrower has knowledge of any event or condition that constitutes a Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder) or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto;

(h) promptly after the commencement thereof, but in any event within five (5) Business Days after the service of process with respect thereto on HCI, Borrower or any Subsidiary of HCI that is then an obligor under Funded Indebtedness, notice of all actions, suits, or proceedings brought by or against HCI, Borrower or any such Subsidiary before any Governmental Authority which reasonably could be expected to: (i) be determined adversely to HCI, Borrower or such Subsidiary, and (ii) result in a Material Adverse Change;

(i) [reserved];

(j) [reserved]; and

~~(i) with respect to any Split-Funded Note Receivable Party which owns a portion of an Eligible Split-Funded Note simultaneously with the Borrower, promptly (but in any event within two (2) Business Days) upon having knowledge of the occurrence of any event of default (however styled) under the facility or securitization, as applicable, related to such Split-Funded Note Receivable Party, notice thereof and a statement of the curative action proposed to be taken with respect thereto;~~

~~(j) (A) promptly, but in event within seven (7) Business Days after an Authorized Person has knowledge thereof, notice that a new proposed Split-Funded Note Receivable will be initially included in the calculation of availability for extensions of credit under any credit facility for an Affiliate of Borrower or HCI, and (B) promptly, but in any event within seven (7) Business Days after an Authorized Person has knowledge thereof, notice that a Split-Funded Note Receivable or newly proposed Split-Funded Note Receivable has been or will be excluded from the calculation of availability for extensions of credit under any credit facility for an Affiliate of Borrower or HCI; and~~

(k) upon the request of Agent, any other information reasonably requested relating to the financial condition of Borrower or HCI or any of its Subsidiaries.

In addition, Borrower agrees that it will not have a fiscal year different from that of HCI.

6.4 Notices Regarding Collections Servicing Staff. Provide Agent with notice promptly (and in any case within four (4) Business Days) if any Authorized Person of Borrower or HCI ceases to continue to hold such position.

6.5 Collection of Notes Receivable. (a) Subject to Section 4.8, to use or cause Servicer to use commercially reasonable efforts, at Borrower’s sole cost and expense (including through the application of available funds pursuant to Section 2.3(b)) and in its own name, in accordance with industry standards and applicable laws, to promptly and diligently collect and enforce payment of all Notes Receivable to the extent that it is commercially reasonable to do so and in a commercially reasonable manner, and (b) upon Agent’s prior written request, permit Agent or its representatives to discuss with Borrower’s officers or with appraisers furnishing appraisals of any Note Receivable the procedures for preparation, review and retention of, and to review and obtain copies of, such appraisals (subject to receipt of a non-reliance letter from Agent or its representative, as applicable).

6.6 [Reserved].

6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

6.8 Insurance. Borrower shall ensure that HCI maintain, for the benefit of and on behalf of both the Borrower and HCI, insurance of the kinds customarily insured against by Persons engaged in the same or similar business as the Borrower (in the good faith determination of HCI and the Borrower).

6.9 [Reserved].

6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

6.11 Separateness. Borrower acknowledges that Lenders are entering into this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, Borrower shall take all reasonable steps, including without limitation, all steps that Agent may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is a separate legal entity. Without limiting the generality of the foregoing, Borrower agrees that it shall:

(a) at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business;

(b) unless in favor of Borrower with respect to the allocation of ordinary course operating expenses, conduct all transactions with its Affiliates strictly on an arm’s-length basis and allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared with such other Affiliates and Borrower on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(c) observe all corporate formalities as a distinct entity;

(d) maintain Borrower’s Books separate from those of its other Affiliates and otherwise readily identifiable as its own assets rather than assets of its other Affiliates;

(e) not commingle funds or other assets of Borrower with those of its other Affiliates and, except for the Borrower Accounts, not maintain bank accounts or other depository accounts to which Borrower is an account party, into which Borrower makes deposits or from which Borrower has the power to make withdrawals;

(f) not permit Borrower to pay or finance any of its other Affiliates’ operating expenses not properly allocable to Borrower;

(g) not engage in any business or activity other than the ownership, operation and maintenance of the Notes Receivable and any Permitted Investments owned by Borrower from time to time in accordance with this Agreement, and activities incidental thereto;

(h) [reserved];

(i) not commingle its assets with the assets of any of its Affiliates or of any other Person or entity;

(j) [reserved];

(k) maintain its records, books of account and bank accounts separate and apart from those of its Affiliates and any other Person;

(l) maintain separate financial statements from those of its Affiliates; provided, however, Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

(m) not seek the dissolution or winding up in whole, or in part, of Borrower or take any action that would cause such entity to become insolvent;

(n) correct any known misunderstandings regarding the separate identity of Borrower or any Affiliate thereof, as the case may be;

(o) not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(p) not assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person (other than in connection with Permitted Liens) or hold out its credit as being available to satisfy the obligations of any other Person;

(q) either file its own tax returns or file a consolidated federal income tax return with another Person (unless prohibited or required, as the case may be, by applicable law);

(r) either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any Affiliate of Borrower);

(s) [reserved];

(t) not share any common logo with or hold itself out as or be considered as a department or division of any Affiliate of Borrower or any other Person or entity;

(u) [reserved];

(v) [reserved];

(w) [reserved];

(x) not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Sale and Servicing Agreement in any manner other than the sale of Notes Receivable to Borrower or in any other respect account for or treat the transactions contemplated therein in any manner other than as a sale of Notes Receivable to Borrower; and

(y) cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to Borrower consistently and in furtherance of the foregoing.

6.12 Disclosure Updates. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written factual material information furnished by or on behalf of and relating to HCI or Borrower to the Lender Group (excluding the Projections, other forward looking information and information of a general economic or industry specific nature or information solely related to third parties) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein, when taken as a whole, contained at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (after giving effect to all supplements and updates thereto from time to time). For the avoidance of doubt, any notification pursuant to the foregoing provisions will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

6.13 [Reserved].

6.14 Required Asset Documents. Promptly upon receipt, deliver to Agent or Collateral Custodian all of the Required Asset Documents related to such Note Receivable (including any Required Asset Document relating to any amendment, waiver or modification thereto from time to time).

6.15 Sale and Servicing Agreement. Cause Servicer to promptly provide Agent with true and complete copies of all notices sent or received by Servicer under the Sale and Servicing Agreement.

6.16 Escrow Deposits. Deposit into the Custodial Account all amounts advanced by Borrower to be held in escrow, including, without limitation, construction funds, insurance premiums and proceeds, taxes, and other funds delivered to Borrower to be held on behalf of any Account Debtor.

6.17 [Reserved].

6.18 Further Assurances. At any time or from time to time upon the request of Agent or any Lender through the Agent, Borrower will, at its expense, (a) promptly execute, acknowledge and deliver such further documents (so long as such documents are within the possession of Borrower or may be obtained with neither undue burden nor expense) and do such other acts and things as Agent or such Lender through the Agent may reasonably request in order to effect fully the purposes of the Loan Documents, and (b) take all actions necessary to perfect, protect and more fully evidence Borrower’s ownership of such Note Receivable, including, without limitation, executing or causing to be executed (or filing or causing to be filed) such other instruments or notices as may be necessary or reasonably appropriate. In furtherance and not in limitation of the foregoing, Borrower shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Borrower.

6.19 Acquisition of Notes Receivable. With respect to each Note Receivable owned by Borrower, Borrower shall acquire such Note Receivable directly or pursuant to and in accordance with the terms of the Sale and Servicing Agreement.

6.20 Sanctions; Anti-Corruption Laws. Borrower will maintain in effect policies and procedures designed to promote compliance by Borrower, its Affiliates, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

6.21 ~~Most Favored Nation~~[Reserved]~~. If at any time after the Closing Date, Borrower, HCI or any of HCI’s Subsidiaries enter into any other secured financing facility for borrowed money (each a “New Facility”) (excluding Permitted Financings), and provided HCI has not obtained an investment grade rating from Moody’s, S&P or Fitch Ratings, Inc., then to the extent that any such New Facility shall contain any Fundamental Terms (as defined below) that are more favorable to any agent or lender thereunder than those granted to Agent and Lenders under this Agreement in any material respect, then the Fundamental Terms of this Agreement and the other Loan Documents shall, within five (5) Business Days of any such New Facility becoming effective, be amended to be as favorable (from the perspective of the Agent and Lenders), as determined by Agent and Borrower in good faith, as such more favorable Fundamental Terms agreed to under the New Facility, and this Agreement and the Loan Documents shall for all purposes be automatically amended to implement such amendments and adjustments without the further need for action by any Person. “Fundamental Terms” are limited to those terms directly relating to Section 7.17 and other financial maintenance covenants.~~

6.22 Investment Company Act of 1940. Servicer shall at all times maintain compliance with the “asset coverage” requirements for “business development companies” as such terms are defined and such requirements are set forth in the Investment Company Act of 1940.

~~6.23 Post-Closing Matters.~~

~~(a) Within sixty (60) days after the Third Amendment Effective Date (or such later date as agreed to by Agent in its sole discretion), the Securities Account of the Borrower maintained at Wells Fargo Bank, N.A. shall either (i) be closed or (ii) be subject to a Control Agreement (whether with respect to such Securities Account or any successor Securities Account).~~

~~(b) The Legacy Collection Account shall be closed within ninety (90) days after the Third Amendment Effective Date (or such later date as agreed to by Agent in its sole discretion).~~

7. NEGATIVE COVENANTS.

Borrower covenants and agrees that, from and after the Closing Date and until termination of all of the Commitments and full and final payment of the Obligations (other than with respect to contingent and indemnification obligations for which no claim has yet been made on or before the termination of all of Commitments and full and final payment of the Obligations), Borrower will not do any of the following:

7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents,

(b) endorsement of instruments or other payment items for deposit;

(c) customary indemnification, expense reimbursement and similar provisions under the documentation governing any Note Receivable; and

(d) Indebtedness of the Borrower under any Hedge Agreements in an aggregate amount not to exceed $25,000,000 at any time outstanding for bona fide and not for speculative purposes (for clarity, the amount of any Indebtedness under any Hedge Agreement shall be the amount Borrower would be obligated for under such Hedge Agreement if such Hedge Agreement were terminated at the time of determination).

7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

7.3 Restrictions on Fundamental Changes.

(a) Enter into any merger, consolidation, reorganization, or recapitalization, or amend, without the prior written consent of Agent, any of its Governing Documents as in effect on the Closing Date.

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c) Suspend or go out of a substantial portion of its business.

(d) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, other than through Permitted Dispositions.

(e) Divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise).

7.4 Disposal of Assets. Other than (x) Permitted Dispositions and (y) Restricted Payments permitted pursuant to Section 7.10, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Borrower’s assets.

7.5 Change Name. Change Borrower’s name, organizational identification number, state of organization or organizational identity; provided, however, that Borrower may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

7.6 Nature of Business. Make any change in the nature of its or their business, or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

7.7 No Subsidiaries. Form, create, organize, acquire or otherwise have any Subsidiaries other than Tax Blocker Subsidiaries.

7.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control without the prior written consent of (i) Agent and (ii) Required Lenders.

7.9 ~~Required Procedures~~Credit Guidelines. ~~Make~~Except as required by law, rule or regulation, make any changes or revisions, in each case, ~~in any material respect to the Borrower’s Required Procedures~~to the extent such changes or revisions would be materially adverse to the Agent or any of the Lenders, to the Credit Guidelines without advance notice to, and the prior written consent of, Agent.

7.10 Restricted Payments. Make any Restricted Payment other than Permitted Restricted Payments.

7.11 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower’s financial condition.

7.12 Investments. Except for Permitted Investments and Notes Receivable, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment (excluding any asset acquired in connection with a workout or restructuring with respect to an Account Debtor).

7.13 Transactions with Affiliates. Except as may be otherwise required or permitted by the Sale and Servicing Agreement, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for (a) transactions that are otherwise permitted hereunder (including Permitted Dispositions) and (b) transactions that (i) are fully disclosed to Agent, (ii) are upon terms no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, and (iii) satisfy the applicable requirements of Section 6.11.

7.14 Use of Proceeds. Use the proceeds of the Advances, if any (a) made on the Closing Date for any purpose other than to (i) pay off in full the Existing Loan Agreement Debt, (ii) pay transactional fees, costs, and expenses incurred in connection with this Agreement and the other Loan Documents or (iii) to acquire Eligible Notes Receivable from the Originator pursuant to the Sale and Servicing Agreement and (b) made after the Closing Date for any purpose other than (i) to pay fees, costs, and expenses incurred in connection with this Agreement and the other Loan Documents, (ii) to acquire Eligible Notes Receivable, from the Originator pursuant to the Sale and Servicing Agreement, (iii) for working capital purposes or to make distributions to the holders of its Stock to the extent permitted by applicable law to the extent permitted by this Agreement or (iv) as otherwise permitted under this Agreement.

7.15 Sanctions; Anti-Corruption Use of Proceeds. Borrower will not, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether Agent, Lender, underwriter, advisor, investor, or otherwise).

7.16 No Unfunded Commitments. The Borrower shall not acquire or own any unfunded commitments to the makers of Notes Receivable.

7.17 Financial Covenants.

(a) Minimum Interest Coverage Ratio of Borrower. Fail to maintain, as measured as of the last day of each fiscal quarter beginning with the first fiscal quarter ending after the Closing Date, an Interest Coverage Ratio for the three (3) fiscal month period then ended that is greater than or equal to 2.25x.

(b) Minimum Tangible Net Worth of Borrower. Fail to maintain as of the end of each of its fiscal quarters a Tangible Net Worth of at least the sum of the outstanding principal balances of Borrower’s three largest Eligible Notes Receivable. Notwithstanding the foregoing, Borrower shall not be required to calculate or comply with the financial covenant in this Section 7.17(b) as of the end of any fiscal quarter on which there are no outstanding Advances under this Agreement as of the end of such fiscal quarter.

(c) Minimum Tangible Net Worth of HCI. Permit HCI, on a consolidated basis with its Subsidiaries, to maintain as of the last day of each fiscal quarter a Tangible Net Worth that is less than $~~869,000,000~~1,100,000,000 .

7.18 ~~[Reserved].~~Investment Company Act of 1940. Borrower shall not register, or become required to register as an “investment company” under the Investment Company Act of 1940, as amended.

7.19 Sale and Servicing Agreement.

(a) [Reserved].

(b) Allow Servicer to delegate any of its duties or functions under the Sale and Servicing Agreement to any Person, or otherwise engage any such Person to perform any such duties or functions for or on behalf of Servicer or Borrower, in any such case without the prior written consent of Agent (other than as expressly permitted under the Sale and Servicing Agreement).

(c) Transfer the duties and functions of Servicer under the Sale and Servicing Agreement to any other Person without the prior written consent of Agent (other than as expressly permitted under the Sale and Servicing Agreement).

7.20 Independent Manager. Borrower shall not fail at any time to have at least one independent manager (an “Independent Manager”) who has at least three (3) years’ prior experience as an independent director, independent manager or independent member and who is provided by a nationally recognized provider of independent directors that is not an Affiliate of Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and for the five-year period prior to such individual’s appointment as Independent Manager has not been, and will not while serving as Independent Director be, any of the following:

(a) a shareholder, member, partner, ~~equityholder~~equity holder, manager, director, officer or employee of Borrower, HCI, or Affiliates (other than as an Independent Manager of any Affiliate of HCI that is a special purpose vehicle that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(b) a creditor, supplier or service provider (including provider of professional services) to Borrower, HCI, or Affiliates (other than as an employee of a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to Borrower, the Parent or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, ~~equityholder~~equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any Person described in (a), (b) or (c) above;

For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships and any person sharing the Independent Manager’s household (other than a tenant or employee).

Upon Borrower learning of the death or incapacity of an Independent Manager, Borrower shall have ten (10) Business Days following such death or incapacity to appoint a replacement Independent Manager. Any replacement manager shall satisfy the criteria set forth in this Section 7.20, and the Agent shall receive a two (2) Business Days prior written notice before such replacement. For the avoidance of doubt, other than in the event of the death or incapacity of an Independent Manager, Borrower shall at all times have an Independent Manager and may not terminate any Independent Manager without the prior written consent of Agent (which consent shall not be unreasonably withheld).

7.21 No Further Negative Pledges. Except pursuant to the Loan Documents, Borrower shall not enter into any contractual obligation prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

8. EVENTS OF DEFAULT.

8.1 Events of Default. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a) If Borrower fails to pay when due and payable, (i) any portion of the Obligations constituting principal or (ii) any other payment required to be made to Agent or any Lender pursuant to this Agreement or the other Loan Documents and, solely in the case of this clause (ii), such failure has not been cured within two (2) Business Days after written notice thereof by the Agent;

(b) If Borrower (i) fails to perform, keep, or observe any covenant or other provision contained in Sections 2.9, 6.2, 6.3, 6.10, 6.11, 6.12, 6.14, 6.16 or Article 7 of this Agreement or any comparable provision contained in any of the other Loan Documents, (ii) fails to perform, keep, or observe any covenant or other provision contained in Sections 6.1 or 6.5 through 6.9, of this Agreement and such failure continues for a period of ten (10) days after the earlier to occur of (A) the date on which written notice of such failure requiring the same to be remedied shall have been given to Borrower by Agent, any Lender or Custodian, and (B) the date on which an Authorized Person of Borrower or HCI acquires knowledge thereof, or (iii) fails to perform, keep, or observe any covenant or other provision contained in any Section of this

Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8.1(b)) or the other Loan Documents, and such failure continues for a period of ten (10) Business Days after the earlier to occur of (A) the date on which written notice of such failure shall have been given to Borrower or the Servicer by Agent, any Lender or Custodian, or (B) the date on which an Authorized Person of Borrower or HCI acquires knowledge thereof;

(c) If (i) any assets of Borrower having an aggregate value in excess of $250,000 or (ii) any assets of HCI having an aggregate value in excess of $35,000,000, are attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any court-appointed receiver, trustee, custodian, conservator, or similar official;

(d) If an Insolvency Proceeding is commenced by Borrower or HCI;

(e) If an Insolvency Proceeding is commenced against Borrower or HCI, and any of the following events occur: (i) such Person consents to the institution of such Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (iii) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of such Person, or (v) an order for relief shall have been entered therein;

(f) If Borrower or HCI is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(g) If a notice of Lien, levy, or assessment is filed of record with respect to (i) any of the assets of Borrower having an aggregate value in excess of $250,000 or (ii) any of the assets of HCI having an aggregate value in excess of $35,000,000, by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien upon (x) any of the assets of Borrower having an aggregate value in excess of $100,000 or (y) any of the assets of HCI having an aggregate value in excess of $35,000,000, and in any such case the same is not paid before such payment is delinquent;

(h) If a judgment or other claim becomes a Lien or encumbrance upon (i) any assets of Borrower having an aggregate value in excess of $250,000 or (ii) any of the assets of HCI having an aggregate value in excess of $35,000,000 (in each case, not covered by insurance), and in the case of this clause (ii) either (A) enforcement of such judgment or claim remains unstayed or unsatisfied for a period of thirty (30) consecutive days or is not fully covered (subject to standard deductibles) by insurance coverage under which the insurer has accepted liability, or (B) the judgment creditor or claimant begins enforcement proceedings of such judgment or Lien;

(i) If there is (i) a payment default by HCI or by any Subsidiary of HCI as borrower or obligor under any Indebtedness in an aggregate principal amount in excess of $35,000,000; or (ii) any other type of default by HCI or by any Subsidiary of HCI, in each case, as borrower or obligor under any such Indebtedness and any such default results in an acceleration of the maturity of the obligations of HCI or any Subsidiary of HCI, as applicable, or to terminate the applicable loan agreement;

(j) If a Servicer Default (as defined under the Sale and Servicing Agreement) occurs under the Sale and Servicing Agreement;

(k) If there is a failure of any representation or warranty of Borrower or HCI made in any Loan Document to be correct, in each case, in all material respects (unless otherwise already qualified as to materiality or Material Adverse Change) when the same shall have been made, and in instances where such representations or warranty is capable of being cured such failure continues for a period of thirty (30) days since the earlier of (i) an Authorized Person of HCI or the Borrower obtaining knowledge of such default or (ii) written notice thereof by the Agent;

(l) If this Agreement or any other Loan Document that purports to create a Lien in favor of Agent or Lenders shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in (subject to Permitted Liens) the Collateral covered hereby or thereby in favor of Agent or Lenders, except (i) as permitted under this Agreement or the other Loan Documents or (ii) the Agent’s or the Collateral Custodian’s failure to take any action required to establish or maintain perfection (x) reasonably requested by Borrower or HCI in order to maintain a valid and perfected Lien on any Collateral or (y) within the Agent’s or the Collateral Custodian’s control and customarily performed by such Person;

(m) ~~(i)~~ Either Servicer or Borrower fails to comply, in any material respect, with its obligations under the Sale and Servicing Agreement (subject to applicable grace periods thereunder)~~, or (ii) if applicable, Special Servicer fails to comply, in any material respect, with its obligations under the Intercreditor Agreement (subject to applicable grace periods thereunder)~~;

(n) Any provision of any Loan Document that Agent in its Permitted Discretion deems to be material shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or by HCI, or a proceeding shall be commenced by Borrower or by HCI, or by any Governmental Authority having jurisdiction over Borrower or HCI seeking to establish the invalidity or unenforceability thereof, or Borrower or HCI, shall deny that such Person has any liability or obligation purported to be created under any Loan Document to which it is a party;

(o) If any of the individuals serving as of the Closing Date (or serving thereafter as a replacement acceptable to the Agent) as the Chief Executive Officer or Chief Financial Officer, respectively, of either Borrower or HCI, shall cease to be actively involved in the business of Borrower or HCI (as applicable) in such capacity and such individual has not been replaced within ninety (90) days (or any such extended period as agreed by to Agent in its Permitted Discretion); provided, that, for the avoidance of doubt, the appointment of an interim Chief Executive Officer or interim Chief Financial Officer shall constitute the replacement of the Chief Executive Officer or Chief Financial Officer, respectively, ceasing to be actively involved in the business of Borrower or HCI (as applicable); or

(p) Borrower fails to maintain at least seven (7) different Account Debtors with respect to Eligible Notes Receivable in the Collateral and such failure continues for a period of ten (10) days after the date on which an Authorized Person of Borrower or HCI acquires knowledge thereof.

8.2 Cure Right.

(a) Notwithstanding anything to the contrary contained in Section 8.1, in the event that Borrower fails to comply with the requirements of Section 7.17(b), HCI or any other Person designated by Borrower shall have the right, within ten (10) days after an Authorized Person of HCI or Borrower acquires knowledge or is given notice of such failure to comply, to make a direct or indirect equity investment in Borrower in cash in the form of common Equity Interests or otherwise receive cash contributions to the capital of Borrower (collectively, the “Cure Right”), and upon the receipt by Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), such covenant(s) shall be recalculated, giving effect to a pro forma of the total shareholder’s equity of Borrower for the period in which Borrower failed to comply with Section 7.17(b) in an amount equal to such Cure Amount; provided that such pro forma adjustment to total shareholder’s equity shall be given solely for the purpose of determining the existence of a Default or an Event of Default under Section 7.17(b) and not for any other purpose under any Loan Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, Borrower shall then be in compliance with the requirements of Section 7.17(b), as applicable, Borrower shall be deemed to have satisfied the requirements of Section 7.17(b), as applicable, as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.1(b) that had occurred shall be deemed cured; provided that the Cure Right may be exercised on no more than two (2) occasions during the term of this Agreement.

9. THE LENDER GROUP’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

(a) Declare all or any portion of the Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full;

(b) Declare the Revolving Credit Availability Period and the Commitments terminated, whereupon the Revolving Credit Availability Period and the Commitments shall immediately be terminated together with any obligation of any Lender to advance money or extend credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent’s Liens in the Collateral and without affecting the Obligations;

(d) Settle or adjust disputes and claims directly with Borrower’s Account Debtors and makers of Notes Receivable for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower’s Loan Account with only the net amounts received by Agent in payment of such disputed Accounts or Notes Receivable after deducting all Lender Group Expenses incurred or expended in connection therewith;

(e) Exercise or assign any and all rights to collect, manage, and service the Notes Receivable, including, (i) receive, process and account for all Collections in respect of Notes Receivable, (ii) terminate the Sale and Servicing Agreement and assign servicing responsibilities to any replacement servicer, (iii) without notice to or demand upon Borrower, make any payments as are reasonably necessary or desirable in connection with the Sale and Servicing Agreement or any other agreement that Agent enters into with any replacement servicer, and (iv) take all lawful actions and procedures which Agent or such assignee deems necessary to collect the amounts due to Borrower in connection with Notes Receivable (all amounts incurred by Agent pursuant to this Section 9.1(e) shall be Lender Group Expenses);

(f) Without notice to or demand upon Borrower or any other Person, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent’s determination appears to conflict with the priority of the Agent’s Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower’s Loan Account therefor. With respect to any of Borrower’s owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group’s rights or remedies provided herein, at law, in equity, or otherwise;

(g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts in the Borrower Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

(h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts in any Borrower Account, to secure the full and final repayment of all of the Obligations;

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower’s rights under all licenses and all franchise agreements shall inure to the Lender Group’s benefit;

(j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

(k) Except in those circumstances where no notice is required under the Code, Agent shall give notice of the disposition of the Borrower Collateral as follows:

(i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

(m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by applicable law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n) Exercise any and all rights of Borrower under the Sale and Servicing Agreement or assume or assign ~~(including, without limitation, to the Special Servicer pursuant to the Intercreditor Agreement, or otherwise) any and all~~any and all rights and responsibilities to collect, manage, and service the Notes Receivables, including (i) the responsibility for the receipt, processing and accounting for all payments on account of the Notes Receivables, (ii) periodically sending demand notices and statements to the Account Debtors or makers of Notes Receivable, (iii) enforcing legal rights with respect to the Notes Receivables, including hiring attorneys to do so to the extent Agent or such assignee deems such engagement necessary, and (iv) taking all lawful actions and procedures which Agent or such assignee deems necessary to collect the Notes Receivables, and all such amounts shall be Lender Group Expenses; and

(o) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.1(e), in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Revolving Credit Availability Period and the Commitments shall automatically terminate and the Obligations (other than Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

It is acknowledged and agreed that MUFG, solely in its capacity as a depository in respect of the Master Collection Account, does not and shall not have any Lien in the Master Collection Account whatsoever as security for any of the Obligations under any of the Loan Documents.

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

If Borrower fails to pay any monies (whether taxes, assessments or insurance premiums) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement (except where the failure to make such payment or deposit is due to a good faith dispute between Borrower and such third Person), then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof or (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

11.2 The Lender Group’s Liability for Borrower Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

11.3 Indemnification. ~~(a)~~ Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Agent, each Joint Lead Arranger, each Documentation Agent, the Lender-Related Persons with respect to each Lender, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by applicable law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts and consultants and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. If Borrower has made any payments in respect of Indemnified Liabilities to any Indemnified Person pursuant to this Section 11.3 and such Indemnified Person thereafter collects any of such amounts from others or is found by a court of competent jurisdiction not to be entitled to such indemnification, such Indemnified Person will promptly repay such amounts collected to Borrower, without interest. Notwithstanding anything to the contrary herein, in no event shall Borrower be liable to an Indemnified Person for any special, indirect, consequential, remote, speculative or punitive damages (as opposed to direct or actual damages), even if Borrower has been advised of the likelihood of such loss or damage and regardless of the form of action, and each Indemnified Person hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

If to Borrower:

Hercules Funding IV LLC

c/o Hercules Capital, Inc.

~~400 Hamilton Avenue, Suite 310~~

~~Palo Alto, California 94301~~1 N B Street, Suite 2000

San Mateo, CA 94401

Attn: Chief Executive Officer, Chief Financial Officer and

Treasurer

Fax No. 650-473-9194

with copies (which shall not constitute notice) to:	Hercules Funding IV LLC c/o Hercules Capital, Inc. ~~400 Hamilton Avenue, Suite 310 Palo Alto, California 94301~~1 N B Street, Suite 2000 San Mateo, CA 94401 Attn: General Counsel Fax No. 650-473-9194

and Dechert LLP 1095 Avenue of the Americas New York, New York 10036 Attn: Jay Alicandri Email: jay.alicandri@dechert.com

If to Agent (for notices other than borrowing requests):

MUFG Bank, Ltd., as Administrative Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Agency Desk

Telephone: (212) ~~405-6621~~405-6640

Email: LODAgencyservices@us.mufg.jp

agencydesk@us.sc.mufg.jp

with copies (which shall not constitute notice) to:	MUFG Bank, Ltd., as Administrative Agent 350 California Street, Suite 2018 San Francisco, CA 94104 Attention: J. William Bloore, Managing Director Telephone: (415) 705-7123 Email: jbloore@us.mufg.jp

with copies (which shall not constitute notice) to:	DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, NY 10020 Attention: Shmuel Klahr, Esq. Telephone: (212) 335-4721 Email: shmuel.klahr@us.dlapiper.com

If to Agent (for borrowing requests):	MUFG Bank, Ltd., as Administrative Agent Harborside 3 210 Hudson Street, Suite 500 Jersey City, NJ 07311 Telephone: (201) 413-8901 Email: LODAgencyservices@us.mufg.jp with copies (which shall not constitute notice) to:

MUFG Bank, Ltd., as Administrative Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Agency Desk

Telephone: (212) ~~405-6621~~405-6640

Email: LODAgencyservices@us.mufg.jp

agencydesk@us.sc.mufg.jp

If to Swingline Lender:

MUFG Bank, Ltd., as Administrative Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Agency Desk

Telephone: (212) 405-6621

Email: LODAgencyservices@us.mufg.jp

agencydesk@us.sc.mufg.jp

Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail as provided herein, or if sent by facsimile when sent with receipt confirmed by the recipient. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

~~(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.~~

(a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARIDING OUT OF, OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c) BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, SWINGLINE LENDER, ANY OTHER LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

14.1 Assignments and Participations.

(a) Any Lender may, upon Agent’s written consent (such consent not to be required in connection with an assignment by the Conduit Lender to a Liquidity Provider and otherwise not to be unreasonably withheld, conditioned or delayed), assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (other than in connection with an assignment by the Conduit Lender to a Liquidity Provider or unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Servicer, Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Servicer, Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 14.1(b), and (iii) other than in connection with an assignment by the Conduit Lender to a Liquidity Provider or unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500; provided, further, that no assignment or participation shall be made at any time to Competitors (other than in the case of an Event of Default under Sections 8.1(a), (c), (d), (e) or (p)) ~~and any such assignment or participation shall be void ab initio~~. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

(b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 16 and Section 17.7(a) of this Agreement.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 14.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (excluding, in each case, so long as no Event of Default under Sections 8.1(a), (c), (d), (e) or (p) has occurred and is continuing, any Competitor) (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.7, disclose all documents and information which it now or hereafter may have relating to Borrower and its and its Subsidiaries and their respective business.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of (i) solely in the case of the Conduit Lender, a Liquidity Provider, (ii) any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, ~~and such~~or (iii) any other central bank having jurisdiction over such Lender in accordance with Applicable Law, and such Liquidity Provider, Federal Reserve Bank or other central bank may enforce such pledge or security interest in any manner permitted under applicable law~~.~~; provided, however, that no such pledgee or grantee, whether because of such grant or pledge or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with the terms and conditions of this Agreement), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(h) Agent may, and Borrower hereby expressly authorizes Agent, to provide the Competitor List from time to time to each Lender requesting the same.

14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Required Lenders (or by Agent at the written request of Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

(a) increase or extend any Commitment of any Lender without the written consent of each Lender directly affected thereby;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) change the Pro Rata Share that is required to take any action hereunder without the written consent of each Lender directly affected thereby;

(e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders without the written consent of each Lender directly affected thereby;

(f) other than as permitted by Section 16.12, release Agent’s Lien in and to any of the Collateral without the written consent of each Lender directly affected thereby;

(g) change the definitions of “Maximum Revolver Amount,” “~~Amortization Commencement Date,” “Amortization Commencement Date Principal Balance,” “Amortization Period,” “Required Amortization Amount” “~~Required Lenders”, “Revolving Credit Availability Period” ~~or~~, “Pro Rata Share”, “Eligible Notes Receivable”, “Maturity Date”, “Borrowing Base” or any defined term used in the definition of “Borrowing Base”, in each case, in a manner that would have the effect of making more credit available to the Borrower or make any such provision less restrictive on the Borrower without the written consent of each Lender directly affected thereby;

(h) contractually subordinate any of the Agent’s Liens without the written consent of each Lender directly affected thereby; or

(i) release Borrower from any obligation for the payment of money without the written consent of each Lender directly affected thereby; ~~or~~

~~(j) change the definitions of “Borrowing Base” or “Eligible Notes Receivable” without the written consent of each Lender directly affected thereby;~~

provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, or Swingline Lender, as applicable, affect the rights or duties of Agent or Swingline Lender, as applicable, under this Agreement or any other Loan Document (including, in the case of Agent, Section 2.3(b)(i) and Section 16). The foregoing notwithstanding, (x) any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower, and (y) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender.

Notwithstanding any provision in this Section 15.1, any amendment to this Agreement that only adds one or more additional lenders as a Lender under this Agreement or adds or increases the amount of a Lender’s Commitment shall be effective if signed by the additional or existing Lender whose Commitment is added or increased thereby, Borrower and Agent, and shall not require the consent of Required Lenders or any other Lender.

Furthermore, notwithstanding any provision in this Section 15.1, any amendment to this Agreement pursuant to: (x) Section 16.21 below shall not require the consent of any Lender or (y) Section 2.16 shall be subject only to the requirements set forth in such section.

15.2 Replacement of Holdout Lender.

(a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances.

15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints MUFG as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and Lenders and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (including Swingline Lender), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that MUFG is merely the representative of Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

16.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower’s Subsidiaries or Affiliates.

16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Lenders and, except with respect to any Default or Event of Default of which Agent has actual knowledge, and unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower and each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

16.8 Agent in Individual Capacity. MUFG and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Affiliates and any other Person party to any Loan Documents as though MUFG were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, MUFG or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include MUFG in its individual capacity.

16.9 Successor Agent. Agent may resign as Agent upon 45 days’ notice to Lenders (unless such notice is waived by Required Lenders). If Agent resigns under this Agreement, Required Lenders shall appoint a successor Agent for Lenders. If, at the time that Agent’s resignation is effective, it is acting as Swingline Lender, such resignation shall also operate to effectuate its resignation as Swingline Lender and it shall automatically be relieved of any further obligation to make Swingline Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided for above.

16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swingline Loans and Agent Advances, Swingline Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

16.11 Withholding Taxes.

(a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes except as required by applicable law. In the event any deduction or withholding of Taxes other than (A) net income taxes (however denominated) or franchise taxes, and in each case imposed on a Lender as a result of (a) such Lender being organized under the laws of, or having its applicable lending office located in, the jurisdiction imposing such tax or (b) a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, (B) any tax similar to branch profits taxes imposed by the United States that are imposed by any jurisdiction described in clause (A) above, (C) any taxes that are attributable to such Lender’s failure to comply with the requirements of Section 16.11(b), (D) any withholding taxes imposed on amounts payable to such Lender at the time that such Lender becomes a party to this Agreement or changed its lending office, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, or such Lender was entitled, immediately before it changed its lending office, to receive additional amounts from Borrower with respect to such withholding taxes pursuant to this Section 16.11(a), or (E) any amounts withheld pursuant to FATCA (all Taxes other than those described in (A) through (E) being “Non-Excluded Taxes”) from any such payment is required, Borrower shall comply with the penultimate sentence of this Section 16.11(a). “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto. If any Non-Excluded Taxes are so levied or imposed, Borrower agrees to pay the full amount of such taxes and such additional amounts as may be necessary so that such payment due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

(b) If a Lender is entitled to an exemption from or reduction of United States withholding tax with respect to a payment made under this Agreement or any other Loan Document, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower (in such number of copies as shall be requested by the recipient):

(i) if such Lender is a Foreign Lender and claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a “10% shareholder” of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”), and (B) a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

(ii) if such Lender is a Foreign Lender and claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, A) with respect to payments of interest under any Loan Document, properly completed and executed IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and B) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, each before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

(iii) if such Lender is a Foreign Lender and claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI, or any applicable successor form before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

(iv) if such Lender is not a beneficial owner, executed IRS Form W-8IMY, accompanied by IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, IRS Form W-9, a U.S. Tax Compliance Certificate for one or more direct or indirect partners of the Lender that are claiming the portfolio interest exemption, or any successor form, as applicable, that is required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower; or

(v) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c) If a payment made to a Lender under this Agreement or any other Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent and Borrower at the time or times prescribed by law and at such time or times reasonably requested by Agent or Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent or Borrower as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender’s documentation provided pursuant to Sections 16.11(b) or 16.11(c) as no longer valid. With respect to such percentage amount, such Lender may provide new documentation, pursuant to Sections 16.11(b) or 16.11(c), if applicable.

(f) if any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Sections 16.11(b) or 16.11(c) are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent and Borrower harmless for all amounts paid, directly or indirectly, by Agent or Borrower, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section 16.11, together with all costs and expenses (including attorneys’ fees and expenses).

(h) The obligations of Lenders under this Section 16.11 shall survive the payment, satisfaction or discharge of all Obligations, the termination of the Commitments, the resignation or replacement of Agent, and assignment of rights by, or replacement of, a Lender.

16.12 Collateral Matters.

(a) Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if such sale or disposition is a Permitted Disposition or Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower owned no interest at the time Agent’s Lien was granted nor at any time thereafter. Borrower and Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of Required Lenders, to (a) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Obligations owed to Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrower at any time, Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation whatsoever to any of Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.

16.13 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

16.15 Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrower and its operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.7, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. Furthermore and notwithstanding anything herein to the contrary, no Lender shall be liable to any member of the Lender Group for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except for its own gross negligence or willful misconduct.

16.19 Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents, and to have provided Agent with the same authorizations, representations, acknowledgments and consents made by each Lender under the preceding Sections 16.1 through 16.18; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrower may obtain Bank Products from any Bank Product Provider, although Borrower is not required to do so. Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents (except the Bank Product Agreements of the applicable Bank Product Provider), including as to any matter relating to the Collateral or the release of Collateral.

16.20 No other duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Documentation Agents nor any other agent (other than Agent) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender hereunder.

16.21 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

16.22 Erroneous Payments.

(a) If Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent pending its return or repayment as contemplated below in this Section 16.22, be segregated by the Payment Recipient and held in trust for the benefit of Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (1) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 16.22(b)(ii).

(c) Each Lender hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by Agent to such Lender from any source, against any amount due to Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Advances”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Erroneous Payment Impacted Advances, the “Erroneous Payment Deficiency Assignment”) (at par plus any accrued and unpaid interest (with any assignment fee to be waived by Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Advances to the Borrower or Agent, (ii) Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Agent as the assignee Lender shall become a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender and (iv) Agent may reflect in the register Agent’s ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, each party hereto agrees that, except to the extent that Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Agent may be equitably subrogated, Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent or the applicable Lender from the Borrower for the purpose of making payment in respect of the Obligations. Nothing in this Section 16.22 shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 16.22(g) shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Maximum Revolver Amount and/or the repayment, satisfaction or discharge of the Obligations (or any portion thereof).

17. GENERAL PROVISIONS.

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. Without limiting the foregoing provisions of this Section 17.4, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Agent or Swingline Lender, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.

17.5 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.7 Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower, its operations, assets, and existing and contemplated business plans shall be treated by Agent and Lenders in a confidential manner, and shall not be disclosed by Agent and Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, agents, director or indirect counterparties in connection with swaps or derivatives, market data collectors, rating agencies (including without limitation by posting such information to a website maintained pursuant to Rule 17g-5 promulgated under the Exchange Act) and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers)~~,~~; provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.7, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Borrower or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or Lenders), (vi) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Agent’s or such Lender’s interest under this Agreement (in each case, other than to a Competitor of HCI or the Borrower)~~,~~; provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to an agreement with terms substantially similar to the terms of this Section 17.7(a), and (vii) in connection with any actual or proposed exercise of remedies hereunder or litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.7(a) shall survive for two (2) years after the payment in full of the Obligations.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.8 Lender Group Expenses. Borrower agrees to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that its obligations contained in this Section 17.8 shall survive payment or satisfaction in full of all other Obligations.

17.9 USA Patriot Act. Each Lender that is subject to the requirements of the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177) (the “Patriot Act”) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, such Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for HCI or Borrower and (b) OFAC/PEP searches and customary individual background checks for the senior management and key principals of HCI or Borrower, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

17.10 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Bank Product Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.11 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.12 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that that: (i) (A) the arranging and other services regarding this Agreement provided by Agent are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Agent, the Joint Lead Arrangers, the Documentation Agents and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Agent, the Joint Lead Arrangers, the Documentation Agents and each Lender are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) none of Agent, the Joint Lead Arrangers, the Documentation Agents or any Lender has any obligation to Borrower, any other Loan Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Agent, the Joint Lead Arrangers, the Documentation Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and neither Agent, the Joint Lead Arrangers, the Documentation Agents nor any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party of any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waive and release, any claims that it may have against Agent, the Joint Lead Arrangers, the Documentation Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

17.13 Effect of ~~Third~~Fourth Amendment . On and after the ~~Third~~Fourth Amendment Effective Date:

(a) each reference in the Loan Documents to the “Loan and Security Agreement”, “thereunder”, “thereof” or words of like import referring to this Agreement shall mean and be a reference to this Agreement as amended by the ~~Third~~Fourth Amendment. Except as specifically amended by the ~~Third~~Fourth Amendment, this Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and the ~~Third~~Fourth Amendment shall not be considered a novation;

~~(b) all references in the Loan Documents to the “Agent”shall be deemed to be references to MUFG Bank, Ltd., in its capacity as successor agent pursuant to the Agency Assignment Agreement;~~

(b) ~~(c)~~ the Obligations of each Loan Party shall remain in full force and effect without setoff, defense, counter-claim or claims in recoupment. Each Loan Party hereby reaffirms its pledges, grants of security interests or other similar rights or obligations (if any), as applicable, under each of the Loan Documents to which it is party, and such remain in full force and effect. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Document shall include, without limitation, the “Obligations” as such term is defined in this Agreement, as amended by the ~~Third~~Fourth Amendment and (B) that the related guarantees, pledges and grants of security interests contained in such Loan Documents shall include and extend to such Obligations; and

(c) ~~(d)~~ Schedule C-1 shall be deemed to be amended to reflect the changes therein to the Maximum Revolver Amount and the changes to the other Lenders’ respective Pro Rata Shares. In accordance with Section 2.18 and the ~~Third~~Fourth Amendment, as of the ~~Third~~Fourth Amendment Effective Date, (I) each Lender’s Pro Rata Share shall be recalculated to reflect the new proportionate share of the revised total Commitments and increased Maximum Revolver Amount, and (II) each Lender with an increased Commitment shall make available to Agent such amounts in immediately available funds as Agent determines, for the benefit of the other Lenders, as being required to cause, after giving effect to such increase and paying such amounts to such other Lenders, each Lender’s portion of the outstanding Advances of all Lenders to equal its Pro Rata Share of such outstanding Advances.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

HERCULES FUNDING IV LLC,
a Delaware limited liability, as Borrower

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

MUFG BANK, LTD.,
as Agent, Lender, Swingline Lender, Sole Bookrunner and Joint Lead Arranger

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

[~~_________~~_______],
as a Lender and Joint Lead Arranger

By:
Name:
Title:

[_________], as a Lender and Documentation Agent

By:
Name:
Title:

[_________], as a Lender

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

Schedule C-1

Commitments

(as of the ~~Third~~Fourth Amendment Effective Date)

Lender	Commitment
MUFG Bank, Ltd.	$	~~155,000,000~~150,000,000.00
Goldman Sachs Bank USA	$	~~75,000,000~~75,000,000.00
Autobahn Funding Company LLC		$45,000,000.00
City National Bank, a National Banking Association		$40,000,000.00
Umpqua Bank	$	~~60,000,000~~30,000,000.00
Valley National Bank		$30,000,000.00
Zions Bancorporation, N.A., dba California Bank & Trust	$	~~50,000,000~~25,000,000.00
~~City National~~Citizens Bank, ~~a National Banking Association~~N.A.	$	~~40,000,000~~25,000,000.00
Mitsubishi HC Capital America, Inc.	$	~~20,000,000~~20,000,000.00
All Lenders	$	~~400,000,000~~440,000,000